SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AVATAR HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

AVATAR
HOLDINGS INC.
201 Alhambra Circle
Coral Gables, Florida 33134
(305) 442-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2009

To the Stockholders of Avatar Holdings Inc.:

The Annual Meeting of Stockholders of Avatar Holdings Inc. will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida, on May 28, 2009, at 10:00 a.m. local time, for the following purposes:

1. To elect eight directors.

2.	To approve the appointment of Ernst & Young LLP, independent registered public accounting firm, to act as auditors for Avatar for the year ending December 31, 2009.

3.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2009 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

Please mark your proxy if you wish to attend the Annual Meeting in order that adequate preparations may be made. A meeting attendance card will be mailed promptly to you to facilitate your attendance.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE VIA INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD.

By Order of the Board of Directors,

Juanita I. Kerrigan
Vice President and Secretary

Dated: April 28, 2009.

YOU CAN VOTE IN ONE OF FOUR WAYS:

(1) Visit the Web site noted on your proxy card to vote via the Internet;

(2) Use the telephone number on your proxy card to vote by telephone;

(3) Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

(4) Attend the meeting in person.

AVATAR HOLDINGS INC., 201 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134 (305) 442-7000

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2009

This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of Avatar Holdings Inc., a Delaware corporation (“Avatar” or the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Avatar for use at the Annual Meeting of Stockholders to be held at the place and time and for the purposes set forth in the annexed Notice of Annual Meeting of Stockholders.

VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

Pursuant to the By-Laws of Avatar, the Board of Directors has fixed the close of business on March 31, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

At the close of business on March 31, 2009, 8,829,798 shares of Common Stock, $1.00 par value, of Avatar (“Common Stock”), which constitutes the only class of voting securities of Avatar, were outstanding and entitled to vote. For each share of Common Stock held of record on the close of business on March 31, 2009, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading “Election of Directors.” In accordance with Avatar’s By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Proxies

When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. If no such direction is specified, such shares will be voted: (1) FOR the election as directors of Avatar the eight nominees named therein; (2) FOR approval of the appointment of Ernst & Young LLP, independent registered public accounting firm, as auditors of Avatar for the year ending December 31, 2009; and (3) in connection with the transaction of such other business as properly may come before the meeting in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of Avatar. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

Nominees for director will be elected by a plurality of the votes cast (i.e., the highest number of votes cast) at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder withheld authority to vote for such nominee(s) (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality.

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2009. Abstentions will have the same effect as votes against such proposal because the shares are considered present at the meeting but are not affirmative votes, and broker non-votes will not be counted in respect of the proposal.

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting, such as the election of directors (Item 1) and the appointment of Ernst & Young LLP (Item 2).

This Proxy Statement and the form of proxy enclosed herewith, and the accompanying Annual Report of Avatar for the fiscal year ended December 31, 2008, including financial statements, are first being mailed on or about April 28, 2009, to stockholders of record on the close of business on March 31, 2009.

If you plan to attend the meeting, please mark the box provided on your proxy card so that we may send you an attendance card. Stockholders who have beneficial ownership of Common Stock that is held by a bank or broker should bring account statements or letters from their banks or brokers indicating that they owned Common Stock on March 31, 2009. Stockholders also may obtain an attendance card by submitting a written request to the Secretary of Avatar.

PRINCIPAL STOCKHOLDERS AND SECURITY
OWNERSHIP OF MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 31, 2009, unless noted otherwise, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

		Amount and
		Nature of
		Beneficial		Percent of
Name of Beneficial Owner	Address of Beneficial Owner	Ownership		Class

ODAV LLC	One Rockefeller Plaza 20th Floor New York, NY 10020	2,107,763	(1)(2)	23.9%

Tweedy, Browne Company LLC	350 Park Avenue New York, NY 10022	860,194	(3)	9.7%

Dimensional Fund Advisors LP	1299 Ocean Avenue Santa Monica, CA 90401	708,516	(4)	8.0%

Leon Levy Foundation	One Rockefeller Plaza 20th Floor New York, NY 10020	706,426	(5)	8.0%

Private Capital Management, L.P.	8889 Pelican Bay Blvd. #500 Naples, FL 34108	656,679	(6)	7.4%

Barclays Global Investors, NA and Barclays Global Fund Advisors	400 Howard Street San Francisco, CA 94105	520,173	(7)	5.9%

First Manhattan Co.	437 Madison Avenue New York, NY 10022	474,711	(8)	5.4%

(1) Does not include shares owned by Joshua Nash, who is Chairman of the Board of Directors of Avatar and is sole member of Joshua Nash II LLC, the managing member of ODAV LLC, a Delaware limited liability company (“ODAV”), formed in September 2003 to hold the Common Stock owned by Odyssey Partners, L.P. Joshua Nash has the sole power to vote and dispose of the shares of Common Stock beneficially owned by ODAV and, accordingly, may be deemed to own beneficially the Common Stock owned by ODAV. Joshua Nash has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a member of ODAV. Avatar has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by ODAV. Joshua Nash’s ownership of Common Stock is indicated in the table included in “Security Ownership of Directors, Nominees and Management.”

(2) By virtue of its present Common Stock ownership, ODAV may be deemed to be a “control” person of Avatar within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(3) Based upon information set forth in Amendment No. 1 to Schedule 13G, filed on February 9, 2009, Tweedy, Brown Company LLC (“TBC”) (a broker dealer and registered investment adviser) is deemed to own 860,194 shares, for which TBC has sole dispositive power and of which TBS has sole voting power with respect to 649,239 shares.

(4) Based upon information set forth in Amendment No. 2 to Schedule 13G, filed on February 9, 2009, Dimensional Fund Advisors LP (“DFA”) (a registered investment advisor) is deemed to beneficially own 708,516 shares by virtue of its service as investment advisor to four investment companies and investment manager to certain other commingled group trusts and separate accounts, none of which, to DFA’s knowledge, holds 5% or more of Common Stock. DFA has sole voting power with respect to 693,082 shares and sole dispositive power with respect to 708,516 shares, and disclaims beneficial ownership of such shares.

(5) Based upon information set forth in Schedule 13G, filed April 26, 2007, Shelby White and Elizabeth Moynihan, trustees of the Leon Levy Foundation, may be deemed to beneficially own the shares owned by the foundation for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The Foundation, Shelby White and Elizabeth Moynihan have shared voting and dispositive power over the shares, and beneficial ownership of such shares is disclaimed by Shelby White and Elizabeth Moynihan.

(6) Based upon information set forth in Amendment No. 10 to Schedule 13G, filed on February 13, 2009, by Private Capital Management, L.P. (“PCM”) (a registered investment adviser), the aggregate amount beneficially owned is 656,579 shares, of which 610,179 shares are held for the benefit of various clients. PCM shares voting and dispositive power with respect to shares managed by PCM, and beneficial ownership of such shares is disclaimed.

(7) Based upon information set forth in Schedule 13G, filed on February 5, 2009, Barclays Global Investors, N.A. (“BGI”) (a bank) and Barclays Global Fund Advisors (“BGFA”) (a registered investment adviser) are deemed to beneficially own 520,173 shares. BGI has sole voting power with respect to 167,434 shares and sole dispositive power with respect to the 207,741 shares it is deemed to beneficially own. BGFA has sole voting and dispositive power with respect to the 312,432 shares it is deemed to beneficially own.

(8) Based upon information set forth in Amendment No. 1 to Schedule 13G, filed on February 10, 2009, First Manhattan Co. (“FMC”) (a registered investment adviser) is deemed to beneficially own 474,711 shares, of which FMC has sole voting and dispositive power with respect to 36,549 shares, shared voting power with respect to 406,319 shares, and shared dispositive power with respect to 438,162 shares.

Security Ownership of Directors, Nominees and Management

The following table sets forth, as of March 31, 2009, information with respect to the outstanding shares of Common Stock owned beneficially by each present director, nominee for director, each of the Named Executive Officers identified herein under the caption “Summary Compensation Table,” and all present directors and executive officers of Avatar as a group. Except as otherwise indicated, all shares are owned directly.

		Options Exercisable
		and RSUs, Stock
	Shares Owned	Units and 4.50%	Total
	Directly and	Notes Convertible	Beneficial		Percent of
Name or Group	Indirectly(1)	within 60 days(2)	Ownership(3)		Class(3)

Paul D. Barnett	2,180	1,715	3,895		*
Eduardo A. Brea	6,097	2,692	8,789	(4)	*
Milton Dresner	3,760	2,120	5,880		*
Roger W. Einiger	3,440	2,428	5,868		*
Gerald D. Kelfer	230,469	None	230,469	(5)(10)	2.6%
Joshua Nash	2,108,603	2,257	2,110,860	(6)	23.9%
Kenneth T. Rosen	1,840	435	2,275		*
Joel M. Simon	840	2,196	3,036		*
Fred Stanton Smith	4,789	1,085	5,874		*
Beth A. Stewart	3,402	435	3,837	(7)	*
Jonathan Fels	92,616	60,000	152,616	(8)(10)	1.7%
Michael Levy	95,959	50,000	145,959	(9)(10)	1.6%
Randy L. Kotler	None	None	None
Patricia K. Fletcher	11,968	None	11,968	(10)	*
All current directors and executive officers as a group (consisting of 15 persons of whom 14 beneficially own shares of Common Stock)	2,565,963	125,363	2,691,326	(4)(5)(6)(7)(8)(9)(10)	29.8%

* Represents less than one percent.

(1) The information as to securities owned by directors, officers and nominees was furnished to Avatar by such directors, officers and nominees.

(2) Includes for each incumbent non-management director 435 restricted stock units (“RSUs”) awarded as additional compensation on May 29, 2008, which RSUs become convertible into an equal number of shares of Common Stock upon the earlier of the first anniversary of the date of the award or the date immediately preceding the 2009 Annual Meeting of Stockholders. Also includes Stock Units representing deferred directors’ fees, which Stock Units become issuable as shares of Common Stock at the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director. (See “Directors’ Compensation.”)

(3) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. On March 31, 2009, there were 8,829,798 shares of Common Stock outstanding.

(4) Does not include 200,645 shares beneficially owned by Sterling Capital Management LLC (“Sterling Capital”), of which Mr. Brea is a Partner and Managing Director. Sterling Capital (a registered investment adviser) disclaims beneficial ownership of such shares which are held for the benefit of various clients. Includes 435 RSUs and 2,257 Stock Units.

(5) Includes 2,000 shares owned by his children, over which shares Mr. Kelfer shares voting and dispositive power. Of the 228,469 shares owned directly by Mr. Kelfer, 225,356 shares are held in a non-margin account which may be considered security for a margin account, and 3,113 shares are held in a margin account and may be, or may become, pledged as security for the account.

(6) Includes 435 RSUs, 1,822 Stock Units and 2,107,763 shares owned by ODAV. Mr. Nash is the sole member of Joshua Nash II LLC, the managing member of ODAV and, therefore, may be deemed to own beneficially the shares of Common Stock owned by ODAV. See Notes(1) and (2) to the preceding table included in “Principal Stockholders.”

(7) Shares owned directly by Ms. Stewart are held in a margin account and may be, or may become, pledged as security for the account.

(8) Includes 60,000 shares issuable upon exercise of options. Shares owned directly by Mr. Fels are held in a margin account and may be, or may become, pledged as security for the account.

(9) Includes 50,000 shares issuable upon exercise of options and 1,500 shares owned by his children, over which shares Mr. Levy has sole voting and dispositive power. Does not include 4,750 shares issuable upon conversion of $250,000 principal amount of 4.50% Notes as conversion privileges currently are not exercisable within 60 days. Shares owned directly by Mr. Levy are held in a margin account and may be, or may become, pledged as security for the account.

(10) Of the shares directly owned by Messrs. Kelfer, Fels and Levy and Ms. Fletcher, 57,267, 47,708, 47,708 and 11,968 shares, respectively, represent contractually “restricted” shares of Common Stock issued under Avatar’s equity incentive plan. Until such shares vest pursuant to the terms of an agreement with Avatar and, therefore, become “unrestricted,” they are forfeitable to Avatar (together with any dividends thereon) and may not be sold. Unvested shares may be voted.

CORPORATE GOVERNANCE AND CODES
OF BUSINESS CONDUCT AND ETHICS

Corporate Governance Guidelines and Principles

Avatar’s Board of Directors has adopted Corporate Governance Guidelines and Principles as a component of the flexible governance framework within which the Board, assisted by its committees, directs Avatar’s affairs. The Corporate Governance Guidelines and Principles, which define the role of the Board of Directors, are available on Avatar’s website at www.avatarholdings.com.

Director Independence

The Board of Directors has determined that all nominees for election or reelection meet the qualification standards set forth in Avatar’s Corporate Governance Guidelines and Principles and meet the independence criteria under the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”) except for Joshua Nash and Gerald D. Kelfer. In making such determination, the Board considered relevant facts regarding such nominee, in particular that each nominee determined to be independent does not have a material relationship with Avatar, either directly (other than as a nominee and/or stockholder) or as a stockholder, director, officer, partner or affiliate of an organization that has a relationship with Avatar. The Board has further determined that all current members of the Audit Committee meet the more stringent independence requirements of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq for Audit Committee membership.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of Avatar and a Supplemental Code of Ethics for the CEO, CFO and other Senior Financial Officers. These Codes of Business Conduct and Ethics are available on Avatar’s website at www.avatarholdings.com.

Related Person Transaction Policy

To supplement the broader provisions of Avatar’s Code of Business Conduct and Ethics, the Board of Directors has adopted a policy and procedures for review and approval or ratification by the Audit Committee of transactions in which the Company participates and a “related person” has a material direct or indirect interest. A “related person” means: each director and executive officer of the Company; any director nominee; any greater than five percent stockholder; any immediate family member of any of the foregoing; and any company or another entity that employs or is controlled by any of them, or in which any of them have a material ownership or financial interest.

Generally under the policy, any director, executive officer or nominee who intends to enter into a related person transaction, and any employee of the Company who intends to cause the Company to enter into a related person transaction, is required to disclose all material facts regarding the proposed transaction to the Committee.

The transaction will be reviewed by the Committee and, in its discretion, approved or ratified. In connection with approving or ratifying a transaction, the Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company. Thus, it may consider many factors, such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arm’s-length basis, and the impact of the transaction on the Company’s business and operations. The related person transaction policy is available on Avatar’s website at www.avatarholdings.com.

[The remainder of this page is left blank intentionally.]

1.   ELECTION OF DIRECTORS

At the Annual meeting, eight directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, eight votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as such stockholder wishes, either by so marking his ballot at the meeting, by specific voting instructions sent to Avatar with a signed proxy, or via Internet or by telephone in accordance with instructions on the proxy card. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

Eduardo A. Brea and Fred Stanton Smith, currently directors of Avatar, have each decided to retire from the Board and are not standing for reelection at the Annual Meeting.

All of the nominees were elected at the May 29, 2008 Annual Meeting of Stockholders. The Board of Directors met seven times during 2008, including the annual meeting of directors held immediately following the 2008 Annual Meeting of Stockholders.

The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of Avatar. There are no family relationships between any nominee, director or executive officer of Avatar.

		Principal Occupation or
Name	Age	Occupations and Directorships

Paul D. Barnett Director since May 2007	48	Managing Director, Ulysses Management, LLC, a private investment firm, since February 2005; formerly Managing Principal, Odyssey Investment Partners, LLC, a private investment firm, from 1997 to 2004

Milton Dresner Director since July 1995	83	Founding Partner, The Highland Companies, since 1960, a diversified real estate development and management organization; Director, New Media Lottery Services, Inc.

Roger W. Einiger Director since May 2006	61	President, Hardscrabble Advisors, LLC, a private investment firm, since 2001; formerly: Consultant to Canadian Imperial Bank of Commerce, from December 1998 to May 2001; Vice Chairman of CIBC Oppenheimer Corp., an investment banking and brokerage company, from November 1997 to November 1998; Vice Chairman, Oppenheimer & Co., Inc., an investment banking and brokerage company, from 1992 to 1997, and prior thereto served in various capacities since 1969; Director, BPW Acquisition Corp.

Gerald D. Kelfer Director since October 1996	63	Vice Chairman of the Board of Avatar since December 1996, President since February 13, 1997, Chief Executive Officer since July 31, 1997 and Chairman of the Executive Committee since May 27, 1999

		Principal Occupation or
Name	Age	Occupations and Directorships

Joshua Nash Director since September 2004	47	Chairman of the Board of Avatar since September 29, 2004; sole member of Joshua Nash II LLC, the managing member of ODAV LLC, a private investment limited liability company, since its formation in September 2003; General Partner, Ulysses Partners, L.P., a private investment firm, since 1997

Kenneth T. Rosen Director since September 1994	60	Professor Emeritus, Haas School of Business, since June 2005 (formerly Professor, from 1979 to June 2005), and Chairman of the Fisher Center for Real Estate and Urban Economics, since 1981, University of California, Berkeley; also Chairman, Rosen Real Estate Securities, LLC, a real estate hedge fund; and Chairman, Rosen Consulting Group, a real estate consulting business

Joel M. Simon Director since May 2004	63	Partner and Principal, XRoads Solutions Group, LLC (f/k/a Crossroads, LLC), a national financial advisory and consulting firm, since July 2000; formerly Chief Executive Officer and President, Starrett Corporation, from March 1998 to December 1998; Executive Vice President, Chief Operating Officer and Director, Olympia & York Companies (U.S.A.), from 1985 to 1996; Senior Partner, Margolin, Winer & Evens, LLP, from 1976 to 1984; Director, Frederick’s of Hollywood Group, Inc. (sucessor by merger to Movie Star, Inc.)

Beth A. Stewart Director since May 2001	52	Private investor since January 1993; Chief Executive Officer since August 2001 and Co-Chairman since October 1999, Storetrax.com, a real estate internet company; Co-managing member, Trewstar, LLC, an investment partnership, since 1998; Adjunct Professor, Columbia University Graduate School of Business, from 1994 to 1996; Director: General Growth Properties Inc., CarMax, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

Certain Committees of the Board

To assist it in carrying out its duties, the Board has established various committees. Current committees and current members thereof are as follows:

Nominating and Corporate
Executive Committee	Audit Committee	Governance Committee	Compensation Committee

Gerald D. Kelfer(1)(2)	Joel M. Simon(1)	Milton Dresner(1)	Kenneth T. Rosen(1)
Joshua Nash	Eduardo A. Brea	Paul D. Barnett	Milton Dresner
Fred Stanton Smith	Roger W. Einiger	Kenneth T. Rosen	Roger W. Einiger
	Kenneth T. Rosen	Beth A. Stewart
Beth A. Stewart

(1)	Chairman

(2)	Officer of Avatar

Executive Committee

The Executive Committee of the Board has authority to exercise most powers of the full Board in connection with matters which arise during the intervals between meetings of the Board. The Executive Committee met once during 2008.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of Avatar’s financial reporting; (ii) Avatar’s systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the independent auditors, their conduct of the annual audit and their engagement for any other services; (iv) Avatar’s legal and regulatory compliance; (v) the application of Avatar’s related person transaction policy; (vi) codes of business conduct and ethics as established by management and the Board; and (vii) the preparation of the Audit Committee Report for inclusion in the annual proxy statement. The Committee may also perform such other tasks as are assigned to it from time to time by the Board. The Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from Avatar for, outside counsel, independent auditors or other advisors. The Committee met eleven times during the fiscal year ended December 31, 2008. The Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by a written charter approved by the Board. The charter is available on Avatar’s website at www.avatarholdings.com.

All members of the Committee have been determined to be independent (see “Director Independence”). The Board has also determined that all members of the Committee are financially literate under Nasdaq’s listing standards and Joel M. Simon is the Committee’s “audit committee financial expert,” as defined in the rules of the SEC and for purposes of Nasdaq’s listing standards.

Audit Committee Report

The following is the report of Avatar’s Audit Committee with respect to Avatar’s audited financial statements for the fiscal year ended December 31, 2008:

The Committee has reviewed and discussed Avatar’s audited financial statements with management.

The Committee has discussed with Ernst & Young LLP, Avatar’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, the Committee recommended to Avatar’s Board of Directors that its audited financial statements be included in Avatar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

March 5, 2009
AUDIT COMMITTEE

Joel M. Simon, Chairman
Eduardo A. Brea
Roger W. Einiger
Kenneth T. Rosen
Beth A. Stewart

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in: (i) identifying, screening and reviewing individuals to serve as directors and recommending candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; (ii) overseeing Avatar’s policies and procedures for receipt of stockholder suggestions regarding composition of the Board and recommendations of candidates for nomination; (iii) overseeing implementation of Avatar’s Corporate Governance Guidelines and Principles; and (iv) reviewing Avatar’s overall corporate governance and recommending changes when necessary or desirable. The Committee may also perform such additional tasks as assigned to it by the Board. The Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from Avatar for, outside counsel, consultants and other advisors. The Committee met four times during the fiscal year ended December 31, 2008.

All members of the Committee have been determined to be independent (see “Director Independence”). The Committee is governed by a written charter approved by the Board. The Charter is available on Avatar’s website at www.avatarholdings.com.

The Committee assesses the appropriate size of the Board, evaluates the membership, and identifies and reviews director nominee candidates. The Committee considers candidates for Board membership based upon various criteria, including their business and professional skills and experience, personal integrity and judgment, commitment to representing the long-term interests of stockholders and availability to participate in Board activities. The Committee will consider candidates suggested by its members, other Board members, management and stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm. In order to be considered, a recommendation from a stockholder must include the stockholder’s name and contact information, the candidate’s name and contact information, a brief description of the candidate’s background and qualifications and a statement by the candidate that he or she is willing and able to serve on the Board. The Committee may also require candidates to provide such other information as it may request.

The Committee reviews periodically and recommends to the Board for approval any changes in the compensation of non-employee directors. The Committee has received advice from the Company’s counsel relative to the structure and terms of director compensation. Any equity compensation awards for non-employee directors are administered by the Committee under Avatar’s Incentive Plan.

Avatar’s By-Laws establish advance notice procedures with respect to nominations for election of directors for an annual meeting (see “Stockholders’ Proposals and Nominations of Board Members”).

Compensation Committee

The Compensation Committee assists the Board in overseeing management compensation policies and practices, including the determination and approval of (i) the compensation of the CEO and the Company’s other executive officers and (ii) incentive compensation policies and programs and the exercise of discretion in the administration of such programs. It also reviews and discusses with Avatar’s management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in Avatar’s proxy statement and Form 10-K. The recommendation is described in a Compensation Committee Report included in the proxy statement. The Committee may perform such other tasks as assigned to it by the Board. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of one or more of its members so long as such delegation is consistent with law and applicable rules of the SEC and Nasdaq. The Committee has the authority to obtain advice and assistance from the Committee’s outside counsel, compensation consultants and other advisors with funding from the Company. The Committee met five times during the fiscal year ended December 31, 2008.

The Company generally follows the following processes and procedures in connection with the consideration and determination of the compensation of the executive officers. Ultimately, the compensation of the executive officers is determined by the Compensation Committee. The Company’s processes and procedures are not formalized but adapt to the particular arrangement being considered. For example, a routine discretionary annual cash bonus for a relatively small amount is handled differently than a multi-year employment agreement with potentially significant performance target awards. In the case of non-routine arrangements for executive officers, including the CEO, the CEO may discuss the proposed arrangements with the Company’s outside counsel and with one or more directors for their advice and other input, on a preliminary basis. After the arrangements are further refined and term sheets prepared, the Committee meets to discuss them with the CEO. During part of the meeting, the CEO and any other employees, if present, are excused so that the Committee may deliberate among themselves. At the Committee’s request, the Company’s outside counsel is often asked for legal advice and other guidance. The Committee may request financial and other data from the Company and review strategic and business plans with the CEO. The chairman of the Committee or the Company’s outside counsel may negotiate terms with the CEO or other executive officers (and sometimes their respective counsel). This process varies depending on the circumstances, but the Committee meets periodically to be updated on progress, receive revised term sheets and other data, engage in discussion and provide further direction. The Committee may also consult with persons with specialized knowledge, such as the Company’s Chief Financial Officer for accounting matters and the outside counsel’s tax specialists. Ultimately, the Committee meets to make the final determination to approve the arrangements, usually after reviewing the related documentation substantially in final form. During the process and at its conclusion, the Committee also provides periodic reports of its activities to the full Board.

After discussion with the Company executives, and further to the CEO’s recommendation, the Committee acts to approve routine compensation arrangements, including the award of discretionary cash bonuses.

Certain awards to executive officers, such as the Cash Bonus Awards in respect of the Harbor Islands Project and the Earnings Participation Awards, had performance goals based on financial measures, which required the Committee to determine whether such goals had been achieved from time to time, usually quarterly or annually. As part of this process, the Committee usually received a report of Avatar’s independent auditors to confirm that the calculations prepared by the Company’s management were made in accordance with the terms of the awards.

During the past several years, compensation consultants were not involved in determining or recommending the amount or form of executive and director compensation. During 2006, Avatar engaged Frederick W. Cook & Co., Inc., at the request of management on the recommendation of the Company’s outside counsel, to analyze the impact of the “golden parachute” provisions of the Internal Revenue Code (that is, Sections 280G and 4999) on existing arrangements with executives and under several hypothetical scenarios. Specifically, the consultant performed calculations under hypothetical scenarios and assumptions suggested by management with the advice of the Company’s outside counsel.

The Committee is governed by a written charter approved by the Board. The charter sets out in greater detail the specific responsibilities of the Committee. A current copy of the charter is available on Avatar’s website at www.avatarholdings.com.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2008 were, and currently are Messrs. Dresner, Einiger and Rosen. None of them has been an executive officer or employee of Avatar, and none were party to any related person transaction with Avatar that would require disclosure in this Proxy Statement.

Directors’ Compensation

Previously, compensation of each non-employee director of Avatar was $32,500 per annum. After reviewing non-employee director compensation trends, the Board, on recommendation of the Nominating and Corporate Governance Committee, decided to increase this amount to $52,500 per annum commencing July 1, 2008. Each member of the Executive Committee of Avatar receives a retainer of $2,000 per annum. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Nominating and Corporate Governance Committee receive additional compensation of $4,000 and $7,000 per annum, respectively. Members and the Chairman of the Compensation Committee receive additional compensation of $4,000 and $5,000 per annum, respectively.

The Nominating and Corporate Governance Committee adopted a deferral program applicable to non-employee directors. Under the deferral program, non-management directors may elect to defer up to 50% of annual retainer fees, committee fees and/or chairperson fees, for which the director is credited with a number of Stock Units based upon the closing price of the Common Stock on the due date of each payment. The Stock Units become distributable as shares of Common Stock upon the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director.

The Nominating and Corporate Governance Committee also determined to grant annual awards of RSUs to all non-employee directors. On May 29, 2008, each non-employee director was awarded 435 RSUs for service as a director for the term beginning May 29, 2008. The RSUs will vest and be converted into an equivalent number of shares of Common Stock upon the earlier of the first anniversary of the date of the award and the date immediately preceding the date of Avatar’s 2009 Annual Meeting of Stockholders, provided that the non-employee director is a member of the Board on such vesting date. The RSUs will vest immediately upon the death or disability of the non-employee director or upon a change in control of the Company. If the non-employee director ceases to be a member of the Board for any other reason, the RSUs will be forfeited.

The following table sets forth the retainer, other cash fees and equity compensation received during the fiscal year ended December 31, 2008, by non-management directors.

	Fees
	Earned or
	Paid in	Stock	All Other
Name	Cash(1)	Awards(2)(3)	Compensation		Total

Paul D. Barnett	$44,833	$15,208	—		$60,041
Eduardo A. Brea	54,500	15,208	—		69,708
Milton Dresner	52,500	15,208	—		67,708
Roger W. Einiger	58,500	15,208	—		73,708
Joshua Nash	44,500	15,208	—		59,708
Kenneth T. Rosen	63,500	15,208	—		78,708
Joel M. Simon	56,500	15,208	—		71,708
Fred Stanton Smith	44,500	15,208	$24,000	(4)	83,708
Beth A. Stewart	58,500	15,208	—		73,708

(1)	Includes respective amounts of $22,417, $27,250, $26,250, $29,250, $22,250, $-0-, $28,250, $10,625, and $-0- which were deferred during 2008 and represented by Stock Units under the deferral program adopted in June 2005.

(2)	Includes for each director, amounts accrued from January through May 2008 with respect to 180 RSUs granted in May 2007, which were converted to shares of Common Stock on May 28,2008; and amounts accrued from June through December 2008, with respect to 435 RSUs granted on May 29, 2008, which become convertible into shares of Common Stock upon the earlier of the first anniversary of the date of the award or the date immediately preceding the2009 Annual Meeting of Stockholders.

(3)	As of December 31, 2008, RSUs granted to directors aggregated 3,915, representing 435 RSUs for each director. The grant date fair value of these RSUs is $35.54 per share, calculated by using the closing price of the CommonStock on May 29, 2008, the date of grant. For additional information, refer to Note L of Avatar’s financialstatements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC.

(4)	Represents fees paid to Mr. Smith as a real estate consultant during fiscal year 2008.

Directors’ Attendance

In fiscal year 2008 all of the incumbent directors attended 75% or more of the aggregate of their respective Board and committee meetings.

Directors’ Attendance at Annual Meetings of Stockholders

The Board encourages each member of the Board to attend each Annual Meeting of Stockholders, but recognizes that unavoidable circumstances may prevent attendance. All members of the Board who were standing for election or reelection attended the 2008 Annual Meeting of Stockholders.

Communication with the Board of Directors

A stockholder who wishes to communicate with the Board, or specific individual directors, may direct written communication addressed to the Board or such director or directors in care of the Corporate Secretary, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section of our Proxy Statement we discuss, among other things, the overall objectives of our executive compensation programs and the material elements of compensation awarded to, earned by, or paid to our “Named Executive Officers” (or “NEOs”). We identify the Named Executive Officers in accordance with SEC rules and include each person who in 2008 served as our principal executive officer and our principal financial officer, as well as our three other most highly compensated executive officers in 2008. For 2008, our Named Executive Officers were Gerald D. Kelfer, President and CEO; Randy L. Kotler, Executive Vice President, CFO and Treasurer; Jonathan Fels, President of our subsidiary, Avatar Properties Inc.; Michael Levy, Executive Vice President and COO of Avatar Properties Inc.; and Patricia K. Fletcher, Executive Vice President and General Counsel.

Following this Compensation Discussion and Analysis (“CD&A”), we present detailed tabular and narrative information concerning the compensation of each of the Named Executive Officers and their employment and other agreements. This detailed information should be read in conjunction with the CD&A.

The compensation of our Named Executive Officers should be understood within the context of our business. We are engaged in the business of real estate operations in Florida and Arizona. Our residential community development activities include the development of active adult and primary residential communities. We also engage in a variety of other real estate related activities, such as the operation of amenities, the sale for third-party development of commercial and industrial land and the operation of a title insurance agency. Most of our development projects take many years to conceive, permit, develop and sell. Thus, it may take an extended period of time before a project can be viewed as “profitable” or not. Most of the compensation amounts in the Summary Compensation Table (which follows the CD&A) relate to arrangements with our NEOs that were established several years ago (with the exception of arrangements with Mr. Kotler and Ms. Fletcher, who joined the Company in 2007). In 2006, Avatar achieved record results for both revenue and net profit, and our stock price reached new highs. However, our industry is highly cyclical and is affected by general economic conditions and other factors beyond our control. Thus, in 2007, our results reflected the continued deterioration of conditions in the credit markets and in the Florida and Arizona housing markets. Although our results significantly declined in 2007, we did continue to operate at a net profit for that year, and until the summer of 2007, our stock continued to trade at prices near or at new highs. In 2008, the deterioration in credit and housing markets accelerated, bringing development of our active adult and primary residential communities to their lowest level in several years. These conditions contributed to our net loss and lower stock price levels in 2008.

The compensation of all of our executive officers, including NEOs, is overseen and determined by the Compensation Committee of our Board of Directors. Each member of the Committee is independent in accordance with applicable rules of The Nasdaq Stock Market. The Committee works with the CEO to establish the Company’s executive compensation philosophy, policies and programs. For more information about the Committee’s responsibilities and processes and the involvement of the CEO, see “Information Regarding the Board of Directors and Its Committees — Compensation Committee” above.

Objectives of Our Compensation Programs and What They Are Designed To Reward

Our compensation programs are intended to attract and retain executives, to motivate and reward them for achieving the Company’s long-term goals, and to align their interests with those of our stockholders.

•	In order to retain the services of our executives, our compensation practices should be competitive with those of other employers with whom we compete for talent.

•	Avatar pays for performance. This means that our compensation program is designed to recognize an executive’s contribution that has led to the attainment of corporate goals.

•	Our compensation program is designed to motivate executives to achieve results in a manner that builds long-term stockholder value. An equity component of total compensation is included to align the interests of the executives with the interests of our stockholders.

How The Various Kinds of Compensation Are Determined and Allocated to Form A Complete Package

The objectives described above are supported by the three primary elements of our compensation program for NEOs: base salaries, annual cash bonuses and performance-based cash and equity awards. The limited perquisites provided to our NEOs are also available to many of our other employees.

While there are several elements to the compensation program, they are evaluated as a whole by our Compensation Committee in making its determinations. We do not have any specific policies or parameters for allocating between cash and non-cash compensation or with respect to the duration of compensation arrangements. In general, the Compensation Committee has a balanced approach, taking into account our business plan and the responsibilities of the particular executive.

Salaries and Bonuses

Salaries are a necessary part of any compensation program and paying reasonable salaries is an important aspect of attracting and retaining qualified executives. Annual cash bonuses further the objective of rewarding individual contributions and the achievement of corporate and project goals. In setting salaries and bonuses, we have not established any specific target levels based on peer group analyses or benchmarking studies. However, we believe that our market for executive talent is competitive, and we take this into account in the establishment of a total compensation package.

Except for Messrs. Kelfer, Fels, Levy and Kotler, bonus amounts are usually discretionary and determined subjectively. Factors used in determining the amounts often vary widely from person to person, since they principally relate to individual performance.

The base salary and annual bonus amounts for Messrs. Kelfer, Kotler, Fels and Levy and Ms. Fletcher were established in connection with the negotiation of their respective employment agreements. Each agreement specifies a salary and a minimum annual cash bonus amount. Mr. Kelfer’s salary and bonus have been unchanged since 2000. The salaries of Messrs. Fels and Levy have been unchanged since 2003, and their bonuses have been unchanged since 2005, the last time their compensation arrangements were significantly modified. The salaries of Mr. Kotler and Ms. Fletcher, each hired in 2007, and the minimum bonus for Mr. Kotler, were unchanged for 2008. For 2008, the NEOs received annual cash bonuses at the minimum guaranteed amount specified in their respective employment agreements.

In establishing the NEOs’ respective aggregate salary and bonus, we considered the potentially adverse effects of Section 162(m) of the Internal Revenue Code. See “Tax and Accounting Considerations” below in this CD&A.

Performance-based Cash and Equity Awards

A significant component of our compensation program for most NEOs is their opportunity to receive performance-based cash or equity awards. We use these awards to motivate executives toward achieving long-term corporate goals that are consistent with the Company’s business plans. We also use them both to align the executives’ interests to those of our stockholders and to retain our executives. Like salary and bonus, we have not established any specific target levels for incentive compensation based on peer group analyses or benchmarking studies. However, we aim to set reasonable awards within the framework of a total compensation package. The specific types of awards (for example, cash or equity) and performance objectives (for example, stock price or gross profit) and periods (for example, annual or multi-year) are tailored for the recipient. In determining amounts of the awards, consideration may be given to numerous factors, including anticipated future results of operations and the executive’s anticipated contributions toward achieving such results. Amounts may also be based upon the achievement of specified stock prices and the executive’s continued employment through the vesting period. The Compensation Committee has not established a formal policy as to when grants are made. Awards are usually granted at a meeting of the Committee, and the members of the Committee may have material non-public information concerning the Company at that time.

Kelfer, Fels and Levy.  In recent years, Messrs. Kelfer, Fels and Levy have been awarded relatively similar performance-based awards, with Mr. Kelfer, our CEO, generally being eligible to receive a larger amount than Messrs Fels and Levy, consistent with his greater overall responsibilities. These awards generally consist of earnings participation awards and restricted stock unit (“RSU”) awards. No new awards were made to Messrs. Kelfer, Fels and Levy in 2006, 2007 or 2008.

Earnings participation awards relate to the Company’s financial performance over a period of time, generally several years. The award may pay out in cash or shares of stock depending on its specific terms. In the recent past, the awards generally gave the executive the opportunity to receive an annual cash payment based on a percentage of the Company’s actual “gross profit” (as defined) each year over preestablished levels. In addition, the executive may also receive an additional amount (in cash or stock, depending on the specific award) based on a percentage of the Company’s actual cumulative gross profit over a preestablished level during the performance period. Messrs. Kelfer, Fels and Levy received an award in 2003 covering (after an amendment in 2005) the period 2003-2007, and another award in 2005 covering the 2008-2010 performance period. In establishing the parameters of these awards, including the threshold gross profit levels, the Compensation Committee considered, among other things, the Company’s long-term business plans. A gross profit measure, essentially the Company’s net income plus taxes and certain other adjustments, was selected because it is a fundamental indication of corporate performance and relates to the entire Company, in which they have a significant role. These awards also include annual and cumulative caps that limit the amount that can be paid to the executives. Further, in the event of a restatement of the Company’s financial statements, the awards give us the right to recover amounts paid to the executives in excess of that to which they were entitled (after giving effect to the restatement). See “Employment and Other Agreements” for a description of these awards to Messrs. Kelfer, Fels and Levy, including the preestablished gross profit levels, and the amounts already paid out to them. With respect to the performance period covering the gross profit over the 2003-2007 period, we issued Messrs. Kelfer, Fels and Levy 1,756 shares, 1,405 shares and 1,405 shares in March 2008, respectively, representing the second and final tranche of the stock award. See “Option Exercises and Stock Vested in 2008” below.

An RSU’s value is directly related to the price of our Common Stock. Prior to the executive receiving any shares of stock under an RSU award, generally two conditions must be satisfied. A stock price hurdle must be attained, and thereafter, the grant must vest on completion of the employment obligations. The hurdle prices are set at significant premiums to the then market price of our Common Stock, and the vesting date is usually several years following the date of award. For example, in the case of the three RSU awards made to Messrs. Kelfer, Fels and Levy in 2005, the hurdle prices — $65.00, $72.50 and $80.00 per share — reflect an increase in Avatar’s stock price of approximately 35%, 52% and 68%, respectively, over the closing price of the Common Stock on the date the Compensation Committee approved the terms of the RSU agreements. The awards generally do not vest until the expiration of the executive’s employment contract (in 2010 for Messrs. Fels and Levy and in 2011 for Mr. Kelfer), provided in each case he is still employed by Avatar on that date (except under certain limited circumstances). As a result of the performance of the Company’s stock in 2006 and early 2007, all remaining hurdle price conditions were satisfied. See “RSUs and Restricted Common Stock Outstanding at 2008 Fiscal Year-End” below. In 2008, 125,000 RSUs awarded to Mr. Kelfer in 2003 became vested. These RSUs were awarded with hurdle prices ranging from $34 to $50 per share and a vesting date in 2008 (coinciding with the expiration of the term of his then existing employment agreement). See “Option Exercises and Stock Vested in 2008” below.

Kotler and Fletcher.  Consistent with our compensation objectives described above, upon commencing employment in 2007, Mr. Kotler and Ms. Fletcher were each given an opportunity to receive performance-conditioned RSUs. Mr. Kotler received a total of 7,500 RSUs, in three 2,500 unit tranches with the hurdle prices of $80.86, $84.71 and $88.56 per share, respectively — reflecting an increase in

Avatar’s stock price of approximately 5%, 10% and 15%, respectively, over the closing price of the Common Stock on the date the Compensation Committee approved the terms of the RSU agreements. Ms. Fletcher received 18,900 RSUs with a hurdle price of $72.50 per share — reflecting an increase in Avatar’s stock price of approximately 14% over the closing price of the Common Stock on the date the Compensation Committee approved the terms of the RSU agreement. Similar to the RSUs awarded in the past to Messrs. Kelfer, Fels and Levy, the awards generally do not vest until the expiration of the executive’s employment contract (in 2009 for Ms. Fletcher and in 2010 for Mr. Kotler), provided in each case the executive is still employed by Avatar on that date (except under certain limited circumstances). As a result of the performance of the Company’s stock in 2007, the hurdle price condition for Ms. Fletcher’s RSU award was satisfied. See “RSUs and Restricted Common Stock Outstanding at 2008 Fiscal Year-End” below. No new awards were made to Mr. Kotler or Ms. Fletcher in 2008.

Conversion of Certain Unvested RSUs to Restricted Stock.

On December 22, 2008, each NEO’s outstanding unvested RSU for which the applicable hurdle price condition had been satisfied was, in effect, converted into restricted shares of Common Stock. On such date, each NEO made an Internal Revenue Code Section 83(b) election (the “Section 83(b) election”) with respect to all such shares of restricted stock, Avatar agreed to vest a number of shares of restricted stock having a value approximately equal to the tax withholding amount required as a result of the Section 83(b) election, at the minimum statutory withholding rates applicable to the employee, and such vested shares were reacquired by Avatar in satisfaction of the NEO’s tax withholding. See “Option Exercises and Stock Vested in 2008” below. The terms, conditions and restrictions of the restricted stock, including the vesting and forfeiture provisions are otherwise substantially the same as those that were applicable to the RSUs prior to conversion except that each NEO, as an owner of this restricted stock, generally has the rights of an Avatar common stockholder, including voting and dividend rights (except that dividends on unvested shares of restricted stock generally are forfeited unless such shares ultimately vest). The conversion of RSUs to restricted stock and the partial accelerated vesting for tax withholding created a substantially cash neutral transaction whereby, without requiring any current cash outlay by an NEO, such NEO has an opportunity to receive favorable capital gains tax treatment in the future (upon sale of restricted stock following vesting).

Tax and Accounting Considerations

The Company considers the tax consequences of all elements of its compensation program on both the executives and the Company. In particular, we consider the effects of Section 162(m) as well as Sections 280G and 4999 of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code could potentially limit the federal income tax deductions to be taken by the Company for compensation paid to the CEO and to each of the other three most highly compensated NEOs (other than the CFO). The general rule is that annual compensation paid to any of these executives will be deductible by Avatar only to the extent that it does not exceed $1,000,000 (per person) or qualifies as “performance-based” compensation. Generally, we intend that compensation paid to executives will comply with requirements of Section 162(m) so that Avatar will receive a full federal tax deduction. For example, we have stockholder-approved incentive plans pursuant to which the Compensation Committee grants awards that are intended to qualify as performance-based under Section 162(m). However, we may decide to make non-deductible payments or awards when circumstances warrant.

In the event of a change of control of the Company, Section 280G could potentially limit the federal tax deductions to be taken for certain compensation payments to an executive who could be subject to additional taxes (Section 4999). These provisions of the tax code are sometimes referred to as the “golden parachute” provisions. In general, if the total amount of payments to an individual that are contingent upon a change of control of Avatar (within the meaning of Section 280G), including payments under our incentive plans that vest upon a change in control, equals or exceeds three times the executive’s “base amount” (generally, the individual’s average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under Section 280G. A portion of such payments would not be deductible by Avatar, and the executive would be subject to a 20% excise tax on such portion of the payments. In 2006 we evaluated the potential effects of the golden parachute provisions and revised our compensation arrangements with Messrs. Kelfer, Fels and Levy in order to reduce the likelihood of lost deductions and the imposition of excise taxes should a change of control transaction occur. However, there can be no assurance that payments actually received by each of the executives in connection with a change in control transaction, if one were to occur, will be deductible by Avatar or will not be subject to an excise tax. The ultimate determination would depend on various factors at the time a change in control transaction occurs, including transaction price, the actual base amount and other variables that cannot presently be predicted.

Beginning on January 1, 2006, the Company began accounting for stock-based compensation in accordance with the requirements of FASB Statement No. 123 (revised 2004) (“FAS 123R”), which for example, requires stock options to be expensed. The adoption of FAS 123R has not affected our compensation program for NEOs.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Avatar has reviewed and discussed the foregoing Compensation Discussion and Analysis with Avatar’s management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Avatar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

April 20, 2008	COMPENSATION COMMITTEE Kenneth T. Rosen, Chairman Milton Dresner Roger W. Einiger

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Summary Compensation Table

The following table presents 2008, 2007 and 2006 compensation information regarding the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers on December 31, 2008 (the “Named Executive Officers” or “NEOs”).

						Non-Equity
						Incentive
Name and Principal				Stock	Option	Plan		All Other
Occupation	Year	Salary(1)	Bonus(1)	Awards(3)	Awards(4)	Compensation		Compensation(6)	Total

Gerald D. Kelfer,	2008	$500,000	$500,000	$1,061,304	$—	$—		$16,522	$2,077,826
President, CEO &	2007	500,000	500,000	554,249	—	—		13,273	1,567,522
Chairman of Executive	2006	500,000	500,000	5,894,023	—	186,000	(5)	13,043	7,093,066
Committee

Randy L. Kotler,	2008	350,000	100,000	170,892	—	—		18,346	639,238
Executive Vice Pres.,	2007	161,538	100,000	85,446	—	—		5,574	352,558
Treasurer and CFO(2)	2006	—	—	—	—	—		—	—

Jonathan Fels,	2008	500,000	400,000	590,222	—	—		14,820	1,505,042
President, Avatar	2007	500,000	400,000	313,816	143,482	—		13,971	1,371,269
Properties Inc.	2006	500,000	400,000	4,585,935	143,482	—		13,113	5,642,530

Michael Levy,	2008	500,000	400,000	590,222	—	—		14,642	1,504,864
Executive Vice	2007	500,000	400,000	313,816	143,482	—		13,756	1,371,054
Pres. and COO,	2006	500,000	400,000	4,585,935	143,482	—		10,881	5,640,298
Avatar Properties Inc.

Patricia K. Fletcher,	2008	700,000	—	696,186	—	—		11,450	1,407,636
Executive Vice	2007	700,000	—	509,355	—	—		7,382	1,216,737
President and	2006	—	—	—	—	—		—	—
General Counsel

(1)	For discussion of Avatar’s employment agreements with Named Executive Officers, see “Employment and Other Agreements.”

(2)	Mr. Kotler commenced employment on July 9, 2007 as Executive Vice President and Chief Financial Officer and was elected Treasurer on August 3, 2007. Prior to joining Avatar, Mr. Kotler had been an executive officer at TOUSA, Inc., which filed a voluntary petition for bankruptcy under Chapter 11 on January 29, 2008.

(3)	Represents amounts recognized for financial statement purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123R (but disregarding estimates of forfeitures, if any), with respect to RSUs and earnings participation award agreements, whether granted in 2008 or in prior years. See additional table directly below. The valuation assumptions used for determining the amounts recognized are discussed in Note L, Note L, and Note K of Avatar’s financial statements in the Form 10-K for the years ended December 31, 2008, December 31, 2007, and December 31, 2006, respectively, as filed with the SEC.

				Earnings
		Restricted Stock/		Participation
Name	Year	RSUs		Awards		Total

Gerald D. Kelfer	2008	$1,043,662	(a)	$17,642		$1,061,304	(a)

	2007	710,023		(155,774	)(b)	554,249

	2006	710,023		5,184,000		5,894,023

Randy L. Kotler	2008	170,892		—		170,892

	2007	85,446		—		85,446

	2006	—		—		—

Jonathan Fels	2008	576,108	(a)	14,114		590,222	(a)

	2007	438,935		(125,119	)(b)	313,816

	2006	438,935		4,147,000		4,585,935

Michael Levy	2008	576,108	(a)	14,114		590,222	(a)

	2007	438,935		(125,119	)(b)	313,816

	2006	438,935		4,147,000		4,585,935

Patricia K. Fletcher	2008	696,186	(a)	—		696,186	(a)

	2007	509,355		—		509,355

	2006	—		—		—

(a)	For Mr. Kelfer, Mr. Fels, Mr. Levy and Ms. Fletcher, in addition to amounts accrued for fiscal year 2008, amounts shown include accruals of $333,639, $225,462, $225,462, and $186,831, respectively, related to future accruals on shares of restricted Common Stock vested as of December 22, 2008 and repurchased by Avatar to satisfy their tax obligations.

(b)	Pursuant to the valuation assumptions as discussed in Note L of Avatar’s financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC, compensation expense previously recognized was reversed to adjust the amount of the Stock Award to the estimated number of shares on the November 12, 2007 issuance of the First Tranche of the Stock Award (see “Employment and Other Agreements — Second Amended and Restated Earnings Participation Award Agreement” below, with respect to each of Mr. Kelfer, Mr. Fels and Mr. Levy).

For information regarding shares issued in 2008 to each of Mr. Kelfer, Mr. Fels and Mr. Levy under their respective Earnings Participation Agreement, see footnote (2) to “Option Exercises and Stock Vested” table below.

(4)	Represents amounts recognized for financial statement purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123R (but disregarding estimates of forfeitures, if any), with respect to stock options, whether granted in 2008 or in prior years. The valuation assumptions used for determining the amounts recognized are discussed in Note L, Note L, and Note K of Avatar’s financial statements in the Form 10-K for the years ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively, as filed with the SEC.

(5)	Represents amount earned by Mr. Kelfer for the 2006 fiscal year under the Earnings Participation Award Agreement dated March 27, 2003 and payable in cash.

(6)	Represents an amount for (i) perquisites, (ii) the Company’s contribution to the 401(k) plan, and (iii) premiums paid by the Company for group term life. Perquisites represent (i) personal use of a Company-leased automobile or a cash allowance for a personal automobile and Company payment for the gas of the automobile and (ii) limited tax and/or legal assistance. The amounts reflected in the table for perquisites are Avatar’s incremental cost. For automobile-related perquisites, the incremental cost is determined by multiplying Avatar’s out-of-pocket cost by the percentage of personal use, as determined by mileage. There is no incremental cost associated with tax and/or legal assistance. See additional table directly below. Avatar also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees.

		Company		Group Term
		Contribution	Automobile	Life insurance
Name	Year	to 401(k) Plan	Related	Premiums	Total

Gerald D. Kelfer	2008	$3,450	$11,488	$1,584	$16,522

	2007	3,375	8,314	1,584	13,273

	2006	3,300	8,159	1,584	13,043

Randy L. Kotler	2008	1,257	16,849	240	18,346

	2007	—	5,500	74	5,574

	2006	—	—	—	—

Jonathan Fels	2008	3,450	10,338	1,032	14,820

	2007	3,375	9,564	1,032	13,971

	2006	3,300	9,261	552	13,113

Michael Levy	2008	3,450	10,640	552	14,642

	2007	3,375	10,021	360	13,756

	2006	3,300	7,221	360	10,881

Patricia K. Fletcher	2008	3,450	7,448	552	11,450

	2007	—	7,050	332	7,382

	2006	—	—	—	—

Grants of Plan-Based Awards in 2008

No plan-based awards were granted to the Named Executive Officers in 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information on the equity awards to the Named Executive Officers, which were outstanding at December 31, 2008.

	Number of		Number of
	Securities		Securities			Number of
	Underlying		Underlying			Shares or
	Unexercised		Unexercised	Option		Units of		Market Value of
	Options		Options	Exercise	Option	Stock That		Shares or Units of
	Exercisable		Unexercisable	Price	Expiration	Have Not		Stock That Have
Name	(#)		(#)	($)	Date	Vested		Not Vested ($)(4)

Gerald Kelfer	None		None	N/A	N/A	57,267	(3)	$1,518,721

Randy L. Kotler	None		None	N/A	N/A	7,500		198,900

Jonathan Fels	6,000	(1)	None	$25.00	2/19/09	47,708	(3)	1,265,216

	60,000	(2)	None	$25.00	3/13/13

Michael Levy	50,000	(2)	None	$25.00	3/13/13	47,708	(3)	1,265,216

Patricia K. Fletcher	None		None	N/A	N/A	11,968	(3)	317,391

(1)	Options granted to Mr. Fels and remaining unexercised at December 31, 2008, were fully vested on February 19, 2002, and expired unexercised as of February 19, 2009.

(2)	Options granted to each of Messrs. Fels and Levy vested and became exercisable on December 31, 2007.

(3)	Represents shares of restricted Common Stock issued on conversion of RSUs which had met the respective Hurdle Prices but have not met the respective vesting dates. (See footnote (4) to “Option Exercises and Stock Vested in 2008” table below. See also “Compensation Discussion and
Analysis” above.)

(4)	Calculated by multiplying unvested shares by $26.52, the closing price of the Common Stock on December 31, the last business day of 2008.

RSUs and Restricted Common Stock Outstanding at 2008 Fiscal Year-End

The following tables set forth the award date, number of units awarded, hurdle price per share, date the hurdle price was achieved and vesting date for units awarded and for shares of restricted Common Stock issued to each of the Named Executive Officers.

Grants to Mr. Kelfer

Award Date	# RSUs(1)	Hurdle Price	Date Achieved	Vesting Date(2)

4/15/2005	30,000	$65.00	12/7/2006	6/30/2011
4/15/2005	30,000	$72.50	1/4/2007	6/30/2011
4/15/2005	30,000	$80.00	1/25/2007	6/30/2011

Grant to Mr. Kotler

Award Date	# RSUs	Hurdle Price	Date Achieved	Vesting Date(1)

7/9/2007	2,500	$80.86	—	7/8/2010
7/9/2007	2,500	$84.71	—	7/8/2010
7/9/2007	2,500	$88.56	—	7/8/2010

Grants to each of Mr. Fels and Mr. Levy

Award Date	# RSUs(1)	Hurdle Price	Date Achieved	Vesting Date(1)

4/15/2005	25,000	$65.00	12/7/2006	12/31/2010
4/15/2005	25,000	$72.50	1/4/2007	12/31/2010
4/15/2005	25,000	$80.00	1/25/2007	12/31/2010

Grant to Ms. Fletcher

Award Date	# RSUs(1)	Hurdle Price	Date Achieved	Vesting Date(1)

1/1/2007	18,900	$72.50	1/31/2007	12/31/2009

(1)	Converted to shares of restricted Common Stock on December 22, 2008. (See “Compensation Discussion and Analysis” above.)

(2)	Subject to earlier vesting or forfeiture as described under “Employment and Other Agreements.”

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired		Value Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)	($)	(#)		($)(1)

Gerald D. Kelfer	None	$—	159,489	(2)(3)(4)	$4,411,606	(2)(3)(4)
Randy L. Kotler	None	—	None		—
Jonathan Fels	10,000	21,100	28,697	(2)(4)	810,686	(2)(4)
Michael Levy	10,000	99,500	28,697	(2)(4)	810,686	(2)(4)
Patricia K. Fletcher	None	—	6,932	(4)	190,561	(4)

(1)	Dollar values are based upon the closing price of the shares on the date vested and issued.

(2)	Includes for each of Mr. Kelfer, Mr. Fels and Mr. Levy, distribution of the Second Tranche of the Stock Award under the Second Amended and Restated Earnings Participation Award Agreements, consisting of 1,756, 1,405 and 1,405 shares, respectively. See “Employment and Other Agreements — Second Amended and Restated Earnings Participation Award Agreement” below, with respect to each of Mr. Kelfer, Mr. Fels and Mr. Levy.

(3)	Includes for Mr. Kelfer 125,000 RSUs which were vested and converted into 125,000 shares of Common Stock as of the close of trading on December 22, 2008, at the aggregate market value of $3,436,250.

(4)	Includes for each of Mr. Kelfer, Mr. Fels and Mr. Levy and represents for Ms. Fletcher the shares of restricted stock that vested on December 22, 2008, in order to satisfy tax withholding, in connection with the conversion of RSUs into shares of restricted stock. See “Compensation Discussion and Analysis — Conversion of Certain Unvested RSUs to Restricted Stock” above and “Employment and Other Agreements — Restricted Stock Unit Agreements” below. Avatar repurchased a number of shares equal to each NEO’s tax withholding as shown in the following table:

		No. of Shares of
		Restricted Common Stock	No. of Shares of
		Vested and Repurchased	Restricted Common
NEO	No. of RSUs Converted	for Tax Withholding	Stock Issued

Gerald D. Kelfer	90,000	32,733	57,267
Jonathan Fels	75,000	27,292	47,708
Michael Levy	75,000	27,292	47,708
Patricia K. Fletcher	18,900	6,932	11,968

Equity Compensation Plan Information

The following table summarizes information about the options, warrants and rights and other equity compensation under Avatar’s equity plans on December 31, 2008.

	Number of securities to		Weighted-average		Number of securities remaining
	be issued upon		exercise		available for future issuance
	exercise of		price of outstanding		under equity compensation
	outstanding options,		options, warrants and		plans (excluding securities
	warrants and rights		rights		reflected in column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	194,296	(1)	$25.00	(2)	459,862
Equity compensation plans not approved by security holders	none		—		none
Total	194,296	(1)	$25.00	(2)	459,862

(1)	Includes 48,765 performance-conditioned RSUs, and 9,429 stock units issuable to those directors who elected to participate in Avatar’s deferred compensation plan.

(2)	Not applicable to RSUs.

Nonqualified Deferred Compensation for 2008

Avatar does not maintain a nonqualified deferred compensation plan for its employees, including the Named Executive Officers. However, Avatar permits the Named Executive Officers to defer the receipt of payments under the Incentive Plan. There were no deferrals of compensation by any of the Named Executive Officers during 2008, or in any prior year.

Pension Benefits for 2008

Avatar does not sponsor any defined benefit pension for its employees, including the Named Executive Officers.

Employment and Other Agreements

General

We employ each of the Named Executive Officers pursuant to written employment agreements. We also have various other compensatory agreements with our NEOs. These agreements are discussed below in greater detail.

Agreements with Gerald D. Kelfer

Amended and Restated Employment Agreement

On April 15, 2005, Avatar entered into an Amended and Restated Employment Agreement with Mr. Kelfer, pursuant to which until June 30, 2011, he is to be employed as Avatar’s President and Chief Executive Officer, and continue to be nominated as a director of Avatar. The Agreement was amended on December 26, 2006 and on December 22, 2008. Mr. Kelfer receives an annual base salary of $500,000 and an annual bonus of $500,000 pursuant to the Agreement. The 2008 amendment did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code. Effective April 13, 2009, Mr. Kelfer agreed to reduce (i) his base salary rate by 10%, from $500,000 to $450,000 per annum and (ii) his annual bonus by 10%, effective April 13, from $500,000 to $465,400 for 2009.

For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Cash Bonus Award Agreement

On October 20, 2000, Avatar entered into a Cash Bonus Award Agreement with Mr. Kelfer pursuant to which Mr. Kelfer was granted an award relating to Avatar’s Harbor Islands community development project (the “Harbor Islands Project”). During 2003 and 2004, Mr. Kelfer received quarterly cash bonus payments aggregating $2,500,000, the maximum he was entitled to receive under the award.

Second Amended and Restated Earnings Participation Award Agreement

On March 27, 2003, Avatar entered into an Earnings Participation Award Agreement with Mr. Kelfer, pursuant to which he was granted a cash award and a stock award relating to the achievement of performance goals. This agreement was amended and restated on April 15, 2005 and further amended and restated on December 26, 2006.

As amended and restated, the cash award entitled Mr. Kelfer to a cash payment with respect to each fiscal year beginning 2003 and ending 2007 equal to two and one-half percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the Second Amended and Restated Earnings Participation Award Agreement, gross profit generally means Avatar’s net income, plus taxes, less certain excluded amounts. Under the provisions of the Executive Incentive Compensation Plan, total awards are limited to a maximum of $5,000,000 per individual. Therefore, Mr. Kelfer could receive a maximum amount of $5,000,000 under the cash bonus award relating to the Harbor Islands Project and the Second Amended and Restated Earnings Participation Award Agreement. Mr. Kelfer was paid $186,000, $1,838,000 and $476,000 pursuant to the cash award for 2006, 2005 and 2004. No additional cash is payable to Mr. Kelfer under this agreement.

The stock award entitled Mr. Kelfer to receive a number of shares of Common Stock having a fair market value (as defined therein) equal to two and one-half percent of the excess of actual gross profit (as defined therein) from January 1, 2003 through December 31, 2007 over the established target gross profit of approximately $187,000,000. Pursuant to the Second Amended and Restated Earnings Participation Award Agreement, the stock award was issued in two tranches. First, Mr. Kelfer received a number of shares of Common Stock equal to the aggregate stock award accrued as of September 30, 2007 within thirty (30) days following the Company’s filing with the SEC of its quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2007 (the “First Tranche”). In order to ensure compliance with the deductibility requirements of Section 162(m) of the Code, the First Tranche was discounted to reasonably reflect the time value of receiving the First Tranche in the fourth quarter of 2007 instead of the first quarter of 2008. Within thirty (30) days following the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2007, to the extent that the stock award taking into account the full 2007 fiscal year exceeded the value of the First Tranche, Mr. Kelfer received a number of shares of Common Stock equal to the value of such excess (the “Second Tranche”). The First Tranche of the Stock Award was issued on November 12, 2007. The Second Tranche was issued on March 27, 2008 (see footnote (2) to “Option Exercises and Stock Vested” table above), and Mr. Kelfer is no longer entitled to awards under this agreement.

For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

2008-2010 Earnings Participation Award Agreement

On April 15, 2005, Avatar entered into an Earnings Participation Award Agreement with Mr. Kelfer, pursuant to which he was granted an annual and cumulative cash award relating to the achievement of performance goals during the 2008-2010 fiscal years. The annual cash award entitles Mr. Kelfer to a cash payment with respect to each fiscal year beginning 2008 and ending 2010 equal to two and one-quarter percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the 2008-2010 Earnings Participation Award Agreement, gross profit generally means Avatar’s net income, plus taxes and incentive compensation paid to Messrs. Kelfer, Fels and Levy under their respective 2008-2010 Earnings Participation Award Agreements with Avatar and minus certain excluded amounts. The payments to Mr. Kelfer pursuant to the annual cash award may not exceed $1,800,000 for each of the first two fiscal years of the performance period and $2,200,000 for the third fiscal year of the performance period. However, the aggregate payments pursuant to the annual cash award for the three years may not exceed $5,400,000.

The cumulative cash award entitles Mr. Kelfer to receive a cash payment equal to one and one-half percent of the excess of actual gross profit (as defined) from January 1, 2008 through December 31, 2010 over the established target gross profit of $390,000,000. The payment pursuant to the cumulative cash award may not exceed $1,200,000.

An amendment to the agreement on December 22, 2008, did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code.

For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreements

Mr. Kelfer has been awarded over time the opportunity to receive a total of 365,000 performance-conditioned RSUs, consisting of 100,000 units awarded on December 7, 1998 and 50,000 units awarded on October 20, 2000, which vested and were converted into shares of Common Stock as of December 22, 2005; an aggregate of 125,000 units awarded on March 27, 2003, which vested and were converted into shares of Common Stock as of December 22, 2008; and an aggregate of 90,000 units awarded on April 15, 2005.

Each of the RSUs awards to Mr. Kelfer is conditioned upon (i) the closing price of the Common Stock being at least equal to a specified hurdle price for 20 trading days out of 30 consecutive trading days during the period beginning on the award date and ending on the vesting date and (ii) the continued employment of Mr. Kelfer at the time the foregoing condition is satisfied. The hurdle price performance condition for all units was satisfied. On December 22, 2008, Avatar entered into an Amended and Restated Stock Unit Agreement with Mr. Kelfer. In effect, the amendment converted the 90,000 RSUs awarded on April 15, 2005 into shares of Common Stock that are subject to restrictions (similar to those applicable to the units). Until such shares vest pursuant to the terms of the Agreement, they are forfeitable to Avatar (together with any dividends thereon) and may not be sold. Generally, the shares of restricted stock vest on June 30, 2011; provided that Mr. Kelfer is then employed by Avatar. However, as part of the amendment, as discussed above in “Compensation Discussion and Analysis,” Avatar vested the number of shares of restricted stock sufficient for Avatar to acquire from Mr. Kelfer to satisfy his tax withholding obligation (32,733 shares).

For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Agreements with Jonathan Fels and Michael Levy

Amended and Restated Employment Agreement

On April 15, 2005, Avatar entered into Amended and Restated Employment Agreements with Mr. Fels and Mr. Levy, pursuant to which until December 31, 2010, they are employed as President of Avatar Properties Inc. (“Properties”) and as Executive Vice President and Chief Operating Officer of Properties, respectively. The Agreements were amended on December 26, 2006 and on December 22, 2008. Each of Mr. Fels and Mr. Levy receives an annual base salary of $500,000 and an annual bonus of $400,000 pursuant to the Agreements. The 2008 amendment did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code. Effective April 13, 2009, each of Mr. Fels and Mr. Levy agreed to reduce (i) his base salary rate by 10%, from $500,000 to $450,000 per annum and (ii) his annual bonus by 10%, effective April 13, from $400,000 to $372,320 for 2009.

For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Cash Bonus Award Agreements

On October 20, 2000, Avatar entered into Cash Bonus Award Agreements with Mr. Fels and Mr. Levy, pursuant to which each was granted an award relating to the Harbor Islands Project. During 2003, 2004 and 2005, each of Mr. Fels and Mr. Levy received quarterly cash bonus payments aggregating $3,202,843.

Second Amended and Restated Earnings Participation Award Agreements

On March 6, 2003, Avatar entered into Earnings Participation Award Agreements with Mr. Fels and Mr. Levy, pursuant to which each was granted a cash award and a stock award relating to the achievement of performance goals under Avatar’s business plan. These agreements were amended and restated on April 15, 2005 and further amended and restated on December 26, 2006. As amended, the cash awards entitled each of Mr. Fels and Mr. Levy to a cash payment with respect to each fiscal year beginning 2003 and ending 2007 equal to two percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the Second Amended and Restated Earnings Participation Award Agreements, gross profit generally means Avatar’s net income, plus taxes and minus certain excluded amounts. Under the provisions of the Executive Incentive Compensation Plan, total cash awards are limited to a maximum of $5,000,000 per individual. Therefore, each of Mr. Fels and Mr. Levy could receive a maximum of $5,000,000 under the cash bonus award relating to the Harbor Islands Project and the Second Amended and Restated Earnings Participation Award Agreement. Each of Messrs. Fels and Levy have been paid $1,416,157 and $381,000 pursuant to the cash award for 2005 and 2004. No additional cash is payable to either Mr. Fels or Mr. Levy under these agreements.

Each of Mr. Fels and Mr. Levy has received the maximum cash awards payable under the Executive Incentive Compensation Plan.

The stock awards entitled each of Mr. Fels and Mr. Levy to receive a number of shares of Common Stock having a fair market value (as defined therein) equal to two percent of the excess of actual gross profit (as defined therein) from January 1, 2003 through December 31, 2007 over the established target gross profit of approximately $187,000,000. Pursuant to the Second Amended and Restated Earnings Participation Award Agreements, the stock award was issued in two tranches. First, each of Mr. Fels and Mr. Levy received a number of shares of Common Stock equal to the aggregate stock award accrued as of September 30, 2007 within thirty days following the Company’s filing with the SEC of its quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2007 (the “First Tranche”). In order to ensure compliance with the deductibility requirements of Section 162(m) of the Code, the First Tranche was discounted to reasonably reflect the time value of receiving the First Tranche in the fourth quarter of 2007 instead of the first quarter of 2008. Within thirty days following the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2007, to the extent that the stock award taking into account the full 2007 fiscal year exceeded the value of the First Tranche, Mr. Fels and Mr. Levy received a number of shares of Common Stock equal to the value of such excess (the “Second Tranche”). The First Tranche of the Stock Award was issued on November 12, 2007. The Second Tranche was issued on March 27, 2008 (see footnote (2) to “Option Exercises and Stock Vested” table above), and Mr. Fels and Mr. Levy are no longer entitled to awards under these agreements.

2008-2010 Earnings Participation Award Agreement

On April 15, 2005, Avatar entered into an Earnings Participation Award Agreement with each of Messrs. Fels and Levy, pursuant to which each was granted an annual and cumulative cash award relating to the achievement of performance goals. The annual cash award entitles the executive to a cash payment with respect to each fiscal year beginning 2008 and ending 2010 equal to two percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee. For purposes of the 2008-2010 Earnings Participation Award Agreements, gross profit generally means Avatar’s net income, plus taxes and incentive compensation paid to Messrs. Kelfer, Fels and Levy pursuant to their respective 2008-2010 Earnings Participation Award Agreements with Avatar and minus certain excluded amounts. The payments to each of Messrs. Fels and Levy pursuant to the annual cash award may not exceed $1,600,000 for each of the first two fiscal years of the performance period and $2,000,000 for the third fiscal year of the performance period. However, the aggregate payments pursuant to the annual cash award may not exceed $4,800,000.

The cumulative cash award entitles each of Messrs. Fels and Levy to receive a cash payment equal to one and one-quarter percent of the excess of actual gross profit (as defined) from January 1, 2008 through December 31, 2010 over the established target gross profit of $390,000,000. The payment pursuant to the cumulative cash award may not exceed $900,000.

An amendment to the Agreement on December 22, 2008, did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code.

For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Nonqualified Stock Option Agreements

On February 19, 1999, Messrs. Fels and Levy were each granted options to purchase 50,000 shares of Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options granted to each of Messrs. Fels and Levy were fully vested as of February 19, 2002 and remained exercisable until February 19, 2009.

On March 13, 2003, Messrs. Fels and Levy were each granted additional options to purchase 60,000 shares of Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options vested and became exercisable on December 31, 2007 and will remain exercisable until March 13, 2013. See “Option Exercises and Stock Vested in 2008” and “Outstanding Equity Awards at 2008 Fiscal Year-End” tables above with respect to options remaining unexercised at December 31, 2008.

For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreements

On March 27, 2003, Avatar entered into Restricted Stock Unit Agreements with each of Messrs. Fels and Levy, pursuant to which each was awarded an opportunity to receive 25,000 performance-conditioned RSUs representing 25,000 shares of Common Stock, which vested and were converted into shares of Common Stock as of December 20, 2007.

On April 15, 2005, Avatar entered into Restricted Stock Unit Agreements with each of Messrs. Fels and Levy, pursuant to which each was awarded an opportunity to receive 75,000 performance-conditioned RSUs representing 75,000 shares of Common Stock.

Each of the restricted stock unit awards to Messrs. Fels and Levy is conditioned upon (i) the closing price of the Common Stock being at least a specified hurdle price per share for 20 trading days out of 30 consecutive trading days during the period beginning on the award date and ending on the vesting date, and (ii) the continued employment of Mr. Fels or Mr. Levy, as the case may be, at the time the foregoing condition is satisfied. The hurdle price performance condition for all units was satisfied. On December 22, 2008, Avatar entered into Amended and Restated Stock Unit Agreements with Mr. Fels and Mr. Levy. In effect, the amendments converted 75,000 RSUs awarded on April 15, 2005 into shares of Common Stock that are subject to restrictions (similar to those applicable to the units). Until such shares vest pursuant to the terms of the Agreements, they are forfeitable to Avatar (together with any dividends thereon) and may not be sold. Generally, the shares of restricted stock vest on December 31, 2010, provided that each of Mr. Fels and Mr. Levy is then employed by Avatar. However, as part of the amendment, as discussed above in “Compensation Discussion and Analysis,” Avatar vested a number of shares of restricted stock sufficient for Avatar to acquire from Mr. Fels and Mr. Levy to satisfy their tax withholding obligations (27,292 shares each).

For information regarding the terms of the agreements relating to potential payments to Messrs. Fels and Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Agreements with Randy L. Kotler

Employment Agreement

On June 26, 2007, Avatar entered into an Employment Agreement with Mr. Kotler, pursuant to which he was employed as Executive Vice President and Chief Financial Officer on July 9, 2007 through July 8, 2010, at a base salary of $350,000 per annum, a signing bonus of $100,000 and an annual bonus of no less than $100,000. The Agreement was amended and restated on December 22, 2008. The amendment did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code. Effective April 13, 2009, Mr. Kotler agreed to reduce his base salary rate by 10%, from $350,000 to $315,000 per annum.

For information regarding the terms of the agreement relating to potential payments to Mr. Kotler upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreements

On June 26, 2007, Avatar entered into Restricted Stock Unit Agreements with Mr. Kotler, pursuant to which he was awarded on July 9, 2007 an opportunity to receive, in increments of 2,500 units, an aggregate of up to 7,500 performance-conditioned RSUs representing 7,500 shares of Common Stock. The Agreements were amended and restated on December 22, 2008. The amendments did not make any material changes and were intended principally to ensure compliance with Section 409A of the Internal Revenue Code. Each of the restricted stock unit awards is conditioned upon (i) the closing price of the Common Stock being at least at a specified hurdle price for 20 trading days out of 30 consecutive trading days during the period beginning on July 9, 2007 and ending on the vesting date of July 8, 2010, and (ii) the continued employment of Mr. Kotler at the time the foregoing condition is satisfied.

Agreements with Patricia K. Fletcher

Employment Agreement

On November 8, 2006, Avatar entered into an Employment Agreement with Ms. Fletcher pursuant to which she was employed as Executive Vice President and General Counsel on January 1, 2007 through

December 31, 2009, at a base salary of $700,000 per annum. The Agreement was amended and restated on December 22, 2008. The amendment did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code.

For information regarding the terms of the agreement relating to potential payments to Ms. Fletcher upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreement

On November 8, 2006, Avatar entered into a Restricted Stock Unit Agreement with Ms. Fletcher, pursuant to which she was awarded an opportunity to receive 18,900 performance-conditioned RSUs representing 18,900 shares of Common Stock. The actual grant of the units is conditioned upon (i) the closing price of the Common Stock being at least $72.50 per share for 20 trading days out of 30 consecutive trading days beginning January 1, 2007 and ending December 31, 2009, and (ii) the continued employment of Ms. Fletcher at the time the foregoing condition is satisfied. This hurdle price performance condition was satisfied on January 31, 2007. On December 22, 2008, Avatar entered into an Amended and Restated Stock Unit Agreement with Ms. Fletcher. In effect, the amendment converted the 18,900 RSUs into shares of Common Stock that are subject to restrictions (similar to those applicable to the units). Until such shares vest pursuant to the terms of an agreement, they are forfeitable to Avatar (together with any dividends thereon) and may not be sold. Generally, the shares of restricted stock vest on December 31, 2009, provided that Ms. Fletcher is then employed by Avatar. However, as part of the amendment, as discussed above in “Compensation Discussion and Analysis,” Avatar vested a number of shares of restricted stock sufficient for Avatar to acquire from Ms. Fletcher to satisfy her tax withholding obligations (6,932 shares).

Potential Payments Upon Termination or Change-in-Control

Under the Company’s various agreements with Messrs. Kelfer, Kotler, Fels, Levy and Ms. Fletcher, each of them is entitled to certain payments and benefits upon his or her termination of employment for specified reasons and in the event of a change in control of the Company. The first section below describes the arrangements that each named executive officer has with respect to termination and/or change in control and the definitions that apply to such arrangements. The second section quantifies certain compensation and benefits that would be payable to these individuals under the various arrangements if their employment had terminated on December 31, 2008, and/or a change in control of the Company had occurred on that date, given the individual’s compensation on that date and, if applicable, based on the closing market price of the Company’s Common Stock on the last trading day of 2008 ($26.52). For a general description of the agreements see “Employment and Other Agreements” above.

Gerald D. Kelfer

The following definitions apply to all of Mr. Kelfer’s agreements described below:

“Disability” generally means any disability or incapacity that makes Mr. Kelfer incapable of fully performing the services required of him for a period of 120 consecutive days or for shorter periods aggregating 120 days during any period of twelve consecutive months.

“Cause” generally means Mr. Kelfer’s:

•	conviction or pleading guilty with respect to any felony that is or may become materially harmful to the Company as determined by the Board;

•	commission of a material act of fraud against the Company; or

•	willful, repeated and demonstrable failure to perform his duties over a period of at least 30 days (other than as a result of incapacity due to physical or mental illness) or material breach of any of his obligations under his agreement.

“Good Reason” generally means:

•	failure of the Board or the stockholders to continue to recommend or elect Mr. Kelfer as a director;

•	failure of the Board to elect Mr. Kelfer to the Executive Committee;

•	assignment to Mr. Kelfer of any material duties other than those contemplated by his employment agreement;

•	any limitation of Mr. Kelfer’s powers;

•	reduction in the rate of compensation, or a material reduction in fringe benefits (other than in those generally applicable to senior executives of the Company);

•	any other material failure by the Company to perform any of its material obligations under the agreement; or

•	relocation of the principal place of business to a place of a distance further than a 75-mile radius from (i) Coral Gables, Florida or (ii) New York, New York.

“Change in Control” generally means any of the following events:

•	any person or entity becoming the direct or indirect beneficial owner of securities of the Company representing 90% or more of the combined voting power of the issued and outstanding stock; or

•	approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would result in a person or entity beneficially owning 90% of more of the stock of the Company as described above, and the consummation of such transaction.

Amended and Restated Employment Agreement

Death: If Mr. Kelfer’s employment is terminated due to his death, he would be entitled to receive any accrued but unpaid base salary and prorated annual bonus through his date of termination, as well as the Severance Payments (as defined below). In addition, his estate would be entitled to any payments under any pension or employee benefit plans maintained by the Company.

Disability: If Mr. Kelfer’s employment is terminated due to his Disability, he would be entitled to receive the Severance Payments (as defined below).

Generally, “Severance Payments” means an annual payment following the date of termination for four years equal to a prorated portion of $250,000 based on the number of months of employment that elapsed between November 30, 2000 and December 31, 2008.

For Cause or other than for Good Reason: If Mr. Kelfer resigns other than for Good Reason or is terminated for Cause, he would be entitled to receive his full base salary and prorated annual bonus through the date of termination.

Without Cause or for Good Reason: If Mr. Kelfer resigns for Good Reason or is terminated not for Cause, he would be entitled to:

•	his full annual base salary, annual bonus (without interest) and participation in all employee benefit plans and programs to the extent applicable to other senior executives of the Company (or an amount equal to the annual contributions, payments, credits and allocations made by the Company) through the earlier of (i) June 30, 2011 and (ii) the second anniversary of the date of termination, subject to certain mitigation provisions (as set forth below); and

•	annual payments of $250,000 for four years.

Termination on June 30, 2011: If Mr. Kelfer’s employment terminates on June 30, 2011, he would be entitled beginning in the calendar year following the date of termination to an annual payment of $250,000 for four years.

Change in Control: If Mr. Kelfer were to terminate his employment in the one year following a Change in Control, he would be entitled to:

•	continue to receive his base salary and annual bonus through the earlier of (i) the first anniversary of the date of termination or (ii) June 30, 2011; and

•	the Severance Payments.

Duty to seek other employment: Generally, Mr. Kelfer agreed that if his employment were to be terminated for Cause, Good Reason or due to Disability, during the entire period of time that he is entitled to receive any of the benefits described above, he would seek employment involving services similar to those he performed for the Company. In the event that he secures employment, the Company would be entitled to deduct from the amounts stated above any salary, bonuses or other compensation paid to him in connection with his new employment. The Company would also be entitled to terminate his participation (or the equivalent payment made in lieu of such participation) in any employee benefit plans and programs that are substantially similar to those he is receiving in his new employment. Mr. Kelfer also agreed to repay to the Company any of the amounts paid to him that the Company was entitled to deduct.

Non-Competition: Generally, Mr. Kelfer agreed that during the term of his employment with the Company and through the first anniversary of the date of termination he would not compete with the Company as follows:

•	have an employment, consulting or financial investment relationship with a competitor (whose main business is adult retirement communities and/or active adult communities) within a 100-mile radius of a site for which the Company is preparing to develop, has commenced development of, or has a binding commitment or option to purchase, real estate; or

•	solicit someone who was a customer or employee of the Company during the executive’s tenure to become a customer or employee of another.

Protection of Confidential Information: Generally, Mr. Kelfer agreed that during the term of his employment and for all time following the date of termination, he would not disclose to any other person or entity any confidential knowledge or information pertaining to the Company’s business.

Violation or threatened violation of any of his obligations with respect to non-competition and confidential information entitles the Company to various remedies, including injunctive relief and damages.

Excise Tax: If Mr. Kelfer becomes entitled to any payment, benefit or distribution by the Company, which is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the Company, such payments would be reduced by the Company by no more than $250,000 until no portion of such payments would be subject to excise tax. Mr. Kelfer can choose to reduce the payment by more than $250,000 in order to avoid the excise tax, but if he does not choose to do so he would be responsible for the payment of the excise tax.

Second Amended and Restated Earnings Participation Award Agreement

Death or Disability: Had Mr. Kelfer’s employment been terminated due to his death or Disability, he or his estate would have received prorated cash payments or Common Stock issuances based upon the number of months he was actually employed during the performance period (though for the cash portion, he would have been eligible to receive payment for the fiscal year in which his employment was terminated).

For Cause or not for Good Reason: Had Mr. Kelfer’s employment been terminated for Cause or upon resignation for other than Good Reason, rights to future cash payments or Common Stock issuances accruing on or after the date of termination would have been forfeited.

Without Cause or for Good Reason: Had Mr. Kelfer’s employment been terminated other than for Cause or upon resignation for Good Reason, he would have received future cash payments and Common Stock issuances.

Change in Control: Upon the occurrence of a Change in Control, Mr. Kelfer would have received a prorated cash payment for the fiscal year in which the Change in Control occured and would no longer have been entitled to receive any issuance of shares of Common Stock under the agreement.

Forfeiture upon breach of certain obligations: Generally, had Mr. Kelfer breached the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would have forfeited any right to any cash payments or Common Stock issuances that would otherwise have accrued under this agreement on or after the date of such breach.

2008-2010 Earnings Participation Award Agreement

Death or Disability: If Mr. Kelfer’s employment were to be terminated due to his death or Disability, Mr. Kelfer or his estate would receive a prorated annual cash award for the fiscal year in which his employment was terminated and a prorated cumulative cash award.

For Cause or not for Good Reason: If Mr. Kelfer’s employment were to be terminated for Cause or upon resignation for other than Good Reason, rights to future cash payments accruing on or after the date of termination would be forfeited.

Not for Cause or for Good Reason: If Mr. Kelfer’s employment were to be terminated other than for Cause or upon resignation for Good Reason, he would continue to receive such cash payments as would otherwise be made under the agreement.

Change in Control: Generally, upon the occurrence of a Change in Control between January 1, 2008 and December 31, 2010, Mr. Kelfer would receive a prorated annual cash award for the fiscal year in which the Change in Control occurs and any cash payment pursuant to the cumulative cash award.

Forfeiture upon breach of certain obligations: Generally, if Mr. Kelfer were to breach the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would forfeit any right to any cash payments under this agreement.

Amended and Restated Restricted Stock Unit Agreement

Death or Disability: If Mr. Kelfer’s employment were to be terminated due to his Disability or death after a hurdle price condition is met, his unvested shares of restricted stock would vest in an amount equal to a pro rata portion based on the number of whole months which have elapsed from January of the year in which Mr. Kelfer received the award to the date of his Disability or death.

For Cause or not for Good Reason: If Mr. Kelfer were to resign without Good Reason or be terminated for Cause, all of his unvested shares of restricted stock would be forfeited.

Not for Cause or for Good Reason: If Mr. Kelfer’s employment were to be terminated other than for Cause or upon resignation for Good Reason all of his unvested shares of restricted stock would vest.

Change in Control: In the event of a Change in Control, all of Mr. Kelfer’s unvested shares of restricted stock would vest.

Jonathan Fels and Michael Levy

The following definitions apply to all of Messrs. Fels’ and Levy’s agreements described below:

“Disability” generally means inability to perform one or more material functions under the agreement and which entitles the executive to receive benefits under a disability plan or other benefits plans.

“Cause” generally means the executive’s:

•	conviction or pleading guilty with respect to any felony that is or may become materially harmful to the Company as determined by the Board;

•	willful misconduct, gross negligence, fraud or dishonesty in a manner that is or may become materially harmful to the Company as determined by the Board; or

•	violation of any material term of the Amended and Restated Employment Agreement or any other Company policy.

“Without Cause” generally means for any reason whatsoever, or for no reason, in the sole discretion of the Company, other than for death, Disability, for Cause, Change in Control or the end of the term of the executive’s employment (December 31, 2010).

“Good Reason” generally means:

•	any assignment of material duties other than those contemplated by the employment agreement. However, adjustment of existing duties due to Change in Control would not constitute “Good Reason” so long as the adjusted duties are comparable to the duties prior to the Change in Control;

•	material reduction in the rate of compensation, or a material reduction in fringe benefits (other than material reduction in fringe benefits generally applicable to senior executives of the Company); or

•	any other material failure by the Company to perform any of its material obligations under the agreement.

“Without Good Reason” generally means any reason other than Good Reason.

“Change in Control” generally means:

•	any person or entity or group of them becoming the direct or indirect beneficial owner of securities of the Company representing 90% or more of the combined voting power of the issued and outstanding stock;

•	approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would result in a person or entity beneficially owning a percentage of the stock of the Company as described above, and the consummation of such transaction; or

•	the Company ceases to be engaged, directly or indirectly, and does not intend to be engaged at any time in the foreseeable future, in any real estate business.

Amended and Restated Employment Agreement

Death or Disability: If the employment of Mr. Fels or Mr. Levy were to be terminated due to death or Disability then he or his estate would receive:

•	his earned but unpaid base salary and vacation pay through the date of termination;

•	his annual bonus prorated to the date of termination; and

•	any benefits to which he is entitled under any employee benefit plans in which he is a participant through the date of termination.

If a Change in Control were to occur prior to such termination due to death or Disability, then the executive or his estate would receive his prorated portion of $1,800,000 (the “Retention Amount”) as of the date of termination. The remaining balance of the Retention Amount would be donated to one or more charitable not-for-profit organizations designated by the Board.

For Cause or Without Good Reason: If the employment of Mr. Fels or Mr. Levy were to be terminated for Cause or either of them were to resign Without Good Reason, he would receive (subject, generally, to any set-off, counterclaim or cause of action the Company may have against him):

•	his earned but unpaid base salary and vacation pay through the date of termination; and

•	any benefits to which he is entitled under any employee benefit plans in which he is a participant through the date of termination.

If a Change in Control were to occur prior to such termination, Mr. Fels or Mr. Levy would not be entitled to receive any portion of the Retention Amount and the Retention Amount would be donated to one or more charitable not-for-profit organizations designated by the Board.

Without Cause or for Good Reason: If Mr. Fels or Mr. Levy were to resign for Good Reason or be terminated Without Cause, he would be entitled to receive through the earlier of December 31, 2010 and the second anniversary of the date of termination:

•	his base salary and annual bonus without interest, subject to certain mitigation provisions (as set forth below); and

•	all employee benefit plans and programs to the extent applicable to other senior executives of the Company.

If, however, a Change in Control were to occur prior to such termination, the executive would be entitled to receive:

•	the Retention Amount; and

•	all employee benefit plans and programs to the extent applicable to other senior executives of the Company through the earlier of the first anniversary of the date of termination and December 31, 2010. If the executive were not permitted to participate in such benefit plans, he would be entitled to receive an amount equal to the annual contributions, payments, credits or allocations made by the Company to his account or on his behalf under such plans.

Duty to seek other employment: Generally, each of Messrs. Fels and Levy agrees that if his employment were to be terminated by the Company Without Cause or he were to resign for Good Reason, he would have a duty to seek employment similar to that of Mr. Kelfer as described above, with the exception that he would only be obligated to accept such employment if the principal office where he would be employed is located within a 50-mile radius of Coral Gables, Florida.

Change in Control: In the event of a Change in Control prior to December 31, 2010, each of Messrs. Fels and Levy would receive:

•	all base salary, prorated annual bonus and vacation pay earned but unpaid through the Change in Control date;

•	any benefits to which he may be entitled under any employee benefit plans in which he is a participant through the Change in Control date; and

•	for the period following a Change in Control, he would cease to receive his base salary and annual bonus and the Company would pay him the Retention Amount (subject to pro rata adjustment in the event of a change in control after June 30, 2010) upon expiration of the employment term if he is continuously employed by the Company (or its successor) through such date.

In the event of a Change in Control prior to December 31, 2010, the term of employment for each of Messrs. Fels and Levy would be reduced or extended, as applicable, depending on the date of the Change in Control, to expire upon the earlier of June 30, 2011 and the first anniversary of the Change in Control (the “Retention Date”). If the Change in Control date were to be after December 31, 2010, the term of employment would be extended through the Retention Date, unless otherwise terminated under the agreement.

Conditions to payments upon termination: Generally, all payments and benefits under each of the scenarios described above are subject to the executive’s compliance with his non-compete and confidentiality obligations as stated below.

Non-Competition: Generally, Messrs. Fels and Levy are subject to the same non-compete provisions as described for Mr. Kelfer above.

Protection of Confidential Information: Generally, Messrs. Fels and Levy are subject to the same confidentiality provisions as described for Mr. Kelfer above.

Excise Tax: Generally, Messrs. Fels and Levy are subject to the same excise tax provisions as described for Mr. Kelfer above.

Second Amended and Restated Earnings Participation Award Agreement

The termination and Change in Control terms of Messrs. Fels’ and Levy’s Second Amended and Restated Earnings Participation Award Agreements are generally identical to those of Mr. Kelfer’s Second Amended and Restated Earnings Participation Award Agreement as described above.

2008-2010 Earnings Participation Award Agreement

Death or Disability: If either Mr. Fels’ or Mr. Levy’s termination is due to his death or Disability, he or his estate would receive a prorated annual cash award for the fiscal year in which his employment was terminated and a prorated cumulative cash award. If such termination occurs after a Change in Control has happened between January 1, 2008 and December 31, 2010 and before the Retention Date, the executive would receive a prorated portion of the Retention Amount, and the remaining balance of the Retention Amount would be donated to not-for-profit organizations designated by the Board.

For Cause or Without Good Reason: If either Mr. Fels’ or Mr. Levy’s employment were to be terminated for Cause or upon resignation Without Good Reason, rights to future cash payments accruing on or after the date of termination would be forfeited.

Without Cause or for Good Reason: If either Mr. Fels’ or Mr. Levy’s employment were to be terminated Without Cause or upon resignation for Good Reason, he would continue to receive such cash payments as would otherwise be made under the agreements. If such termination occurs after a Change in Control has happened between January 1, 2008 and December 31, 2010 and before the Retention Date, the executive would receive a prorated portion of the Retention Amount, and the remaining balance of the Retention Amount would be donated to not-for-profit organizations designated by the Board.

Change in Control: Upon the occurrence of a Change in Control between January 1, 2008 and December 31, 2010, each of Mr. Fels and Mr. Levy would receive a prorated annual cash award for the fiscal year in which the Change in Control occurs. In addition, on the Change in Control date the Company would deposit into a retention account any cash payment pursuant to the cumulative cash award which would be added to the Retention Amount and distributed to the executive on or promptly after the Retention Date if the executive’s employment has not been otherwise terminated by the Company for Cause or by the executive Without Good Reason and the executive is continuously employed by the Company through the Retention Date.

Forfeiture upon breach of certain obligations: Generally, if Mr. Fels or Mr. Levy were to breach the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would forfeit any right to any cash payments under this agreement.

Amended and Restated Restricted Stock Unit Agreements

The terms of Messrs. Fels’ and Levy’s Amended and Restated Restricted Stock Unit Agreements are generally identical to those of Mr. Kelfer’s Restricted Stock Unit Agreements as described above.

Nonqualified Stock Option Agreements

Death and Disability: If either Mr. Fels’ or Mr. Levy’s employment were to be terminated due to death or Disability, his options, to the extent they have not previously vested, would vest pro rata and such options would become immediately exercisable and expire one year following the date of termination.

For Cause or Without Good Reason: If either Mr. Fels or Mr. Levy were to resign Without Good Reason or is terminated for Cause, any unexercised options would become null and void upon such termination.

Without Cause or for Good Reason: If either Mr. Fels’ or Mr. Levy’s employment were to be terminated Without Cause or for Good Reason, his previously unexercised options would remain exercisable under the terms of each agreement.

Randy L. Kotler

The definitions used in Mr. Kotler’s agreements are generally the same as those used in Messrs. Fels’ and Levy’s agreements, except for “Change in Control” which generally means:

•	any person or entity or group of them becoming the direct or indirect beneficial owner of securities of the Company representing 50.1% or more of the combined voting power of the issued and outstanding stock;

•	approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would result in a person or entity beneficially owning a percentage of the stock of the Company as described above, and the consummation of such transaction;

•	the Company ceases to be engaged, directly or indirectly, and does not intend to be engaged at any time in the foreseeable future, in any real estate business; or

•	the sale, transfer or disposal of all or substantially all of the assets of the Company.

Employment Agreement

Death or Disability: If Mr. Kotler’s employment were to be terminated due to his death or Disability, he (or his representatives) would receive:

•	all base salary, annual bonus, and any vacation pay earned but unpaid on the date of termination; and

•	any benefits to which he may be entitled under any employee benefit plans or policy.

For Cause or resignation: If Mr. Kotler’s employment were to be terminated for Cause or he resigns he would receive only:

•	base salary and vacation pay which have been earned but unpaid as of the date of termination; and

•	any benefits to which he may be entitled under any employee benefit plans or policy in which he is a participant up to and including the date of termination.

Without Cause: If Mr. Kotler’s employment were to be terminated without Cause he would:

•	receive his full base salary in accordance with normal payroll practices and without interest through July 8, 2010; and

•	be entitled to participate in employee benefit plans and programs (provided that continued participation is permissible thereunder) or to receive an amount equal to annual contributions, payments, credits or allocations made to his account under such plans and programs.

Amended and Restated Restricted Stock Unit Agreements

Death or Disability: If Mr. Kotler’s employment were to be terminated due to his Disability or death after a hurdle price condition is met, the greater of the following number of units would vest and be converted into shares of Common Stock:

•	a pro rata portion based on the number of whole months which have elapsed from July 9, 2007 to the date of Mr. Kotler’s Disability or death; or

•	one-half of the units.

For Cause or not for Good Reason: If Mr. Kotler were to resign without Good Reason or be terminated for Cause, all of the units would be forfeited.

Not for Cause or for Good Reason: If Mr. Kotler’s employment were to be terminated other than for Cause or upon resignation for Good Reason:

•	all units for which the hurdle price has been met shall vest on the date of such termination or resignation and be converted into shares of Common Stock; and

•	any additional units that satisfy the hurdle price condition before July 8, 2010, would vest on the date the hurdle price is satisfied and be converted into shares of Common Stock.

Change in Control: In the event of a Change in Control, all of Mr. Kotler’s units granted that have met the hurdle price conditions shall be converted into shares of Common Stock immediately prior to the consummation of the Change in Control.

Protection of Confidential Information: Generally, Mr. Kotler agreed that during the term of his employment and for all time thereafter, he would not disclose or make accessible to any other person or entity any:

•	trade secrets or know-how acquired during his employment which relate to confidential aspects of the Company’s business;

•	any information concerning the business and affairs of the Company; and

•	any material prepared by or for the Company based on the information above.

Violation or threatened violation of any of his obligations with respect to confidential information entitles the Company to various remedies, including injunctive relief and damages.

Patricia K. Fletcher

The definitions used in Ms. Fletcher’s agreements are generally the same as those used in Messrs. Fels’ and Levy’s agreements, except for “Change in Control” which are generally the same as the definition used in Mr. Kotler’s agreements.

Employment Agreement

Death or Disability: The death or Disability terms used in Ms. Fletcher’s agreements are generally the same as those used in Mr. Kotler’s agreements.

For Cause or resignation: The for Cause termination or without good reason resignation terms used in Ms. Fletcher’s agreements are generally the same as those used in Mr. Kotler’s agreements.

Without Cause: The without Cause termination terms in Ms. Fletcher’s agreements are generally the same as those used in Mr. Kotler’s agreements, except that Ms. Fletcher would receive her full base salary in accordance with normal payroll practices and without interest through December 31, 2009.

Amended and Restated Restricted Stock Unit Agreement

The terms of Ms. Fletcher’s Amended and Restated Restricted Stock Unit Agreement are generally identical to those in the Amended and Restated Restricted Stock Unit Agreements of Messrs. Kelfer, Fels and Levy.

Protection of Confidential Information: Generally, Ms. Fletcher agreed to terms regarding her confidentiality obligations to the Company that are generally the same as those agreed to by Mr. Kotler.

The following tables show the estimated potential amount of compensation payable to each Named Executive Officer under existing contracts, plans or arrangements for various scenarios involving a change in control of the Company, death or disability of the executive, for cause termination, voluntary termination, involuntary not-for-cause termination and termination for good reason, effective on December 31, 2008 and using the closing price of the Common Stock on the last business day of 2008 ($26.52). In determining the benefits payable, the Company has assumed in all cases that the executive has complied and continues to comply with all of the restrictive and other covenants included in his or her employment agreement (if he or she has one) and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the executive. The tables reflect incremental payments and benefits that would be owed by the Company to the executive beyond what the Named Executive Officer had earned as of December 31, 2008. The tables do not reflect benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all full-time employees such as amounts paid under the Company’s 401(k) Plan and accrued vacation pay.

The following calculations contain statements and assumptions regarding future individual and Company performance. These performance statements and assumptions are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company or upon the occurrence of a change in control and will be made subject to any applicable requirements of Section 409A of the Internal Revenue Code.

Change in Control

The following table shows amounts that would be payable under existing change in control arrangements. Equity payouts illustrated below are for unvested awards; vested equity is disclosed in the “Option Exercises and Stock Vested in 2008” table.

			Restricted		Earnings
Name	Cash(1)		Stock/RSUs		Participation(2)

Gerald D. Kelfer	$2,000,000	(3)	$1,518,721	(4)	$0
Randy L. Kotler	0		0	(5)	0
Jonathan Fels	1,800,000	(6)	1,265,216	(7)	0
Michael Levy	1,800,000	(6)	1,265,216	(7)	0
Patricia K. Fletcher	0		317,391	(8)	0

(1) Assuming no election by the executives to reduce payments to avoid excise tax imposed by Section 4999 of the Internal Revenue Code.

(2) The Company’s financial results as of 12/31/08 do not entitle Messrs. Kelfer, Fels and Levy to payment under their respective Earnings Participation Agreements.

(3) Assuming termination by Mr. Kelfer during the one year following a Change in Control; includes (i) one year of base salary and annual bonus and (ii) Severance Payments (as defined above) in four annual installments totaling $1,000,000.

(4) Reflecting the unvested portion of 30,000 RSUs awarded on 4/15/05 with a hurdle price of $65.00, 30,000 RSUs awarded on 4/15/05 with a hurdle price of $72.50 and 30,000 RSUs awarded on 4/15/05 with a hurdle price of $80.00, which were converted into 90,000 shares of restricted stock on 12/22/08.

(5) Not entitled to payment under RSU Agreements since hurdle prices were not met as of December 31, 2008.

(6) Full Retention Amount under the Amended and Restated Employment Agreement.

(7) Reflecting the unvested portion of 25,000 RSUs awarded on 4/15/05 with a hurdle price of $65.00, 25,000 RSUs awarded on 4/15/05 with a hurdle price of $72.50 and 25,000 RSUs awarded on 4/15/05 with a hurdle price of $80.00, which were converted into 75,000 shares of restricted stock on 12/22/08.

(8) Reflecting the unvested portion of 18,900 RSUs awarded on 1/1/07 with a hurdle price of $72.50, which were converted into 18,900 shares of restricted stock on 12/22/08.

Death and Disability

The following table shows amounts that would be payable in case of the executive’s death or his or her termination due to disability.

	Prorated	Restricted		Earnings	Severance
Name	Bonus(1)	Stock/RSUs		Participation(2)	Payments

Gerald D. Kelfer	$0	$934,597	(3)	$0	$1,000,000	(4)
Randy L. Kotler	0	0		0	0
Jonathan Fels	0	843,477	(5)	0	0
Michael Levy	0	843,477	(5)	0	0
Patricia K. Fletcher	0	211,594	(6)	0	0

(1) Prorated annual bonuses for fiscal year 2008, to which Messrs. Kelfer, Fels and Levy are entitled under their respective employment agreements, were paid in full prior to 12/31/08.

(2) The Company’s financial results as of 12/31/08 do not entitle Messrs. Kelfer, Fels and Levy to payment under their respective Earnings Participation Agreements.

(3) Reflecting prorated unvested portion of the 90,000 RSUs awarded on 4/15/05, which were converted into 90,000 shares of restricted stock on 12/22/08.

(4) Severance Payments under Mr. Kelfer’s Amended and Restated Employment Agreement payable in four annual installments.

(5) Reflecting prorated unvested portion of the 75,000 RSUs awarded on 4/15/05, which were converted into 75,000 shares of restricted stock on 12/22/08.

(6) Reflecting prorated unvested portion of the 18,900 RSUs awarded on 1/1/07, which were converted into 18,900 shares of restricted stock on 12/22/08.

For Cause/Without Good Reason

As of December 31, 2008, none of the Named Executive Officers would be entitled to any payments if his or her employment were to be terminated by the Company for cause or if he or she were to resign without good reason. While under his Amended and Restated Employment Agreement Mr. Kelfer is guaranteed a prorated annual bonus when terminated for Cause or if he resigns without Good Reason, his annual bonus for fiscal year 2008 was paid in full prior to December 31, 2008.

Without Cause/With Good Reason

The following table shows amounts that would be payable in case of the executive’s termination by the Company without cause or his or her resignation for Good Reason.

	Base		Restricted		Employee	Earnings	Severance
Name	Salary(1)	Bonus(2)	Stock/RSUs		Benefits(3)	Participation(4)	Payments

Gerald D. Kelfer	$1,000,000	$1,000,000	$1,518,721	(5)	$24,000	$0	$1,000,000	(6)
Randy L. Kotler	525,000	200,000	0		18,000	0	0
Jonathan Fels	1,000,000	800,000	1,265,216	(7)	24,000	0	0
Michael Levy	1,000,000	800,000	1,265,216	(7)	24,000	0	0
Patricia K. Fletcher	700,000	0	317,391	(8)	12,000	0	0

(1) Reflecting two years of annual base salary under each of Messrs. Kelfer’s, Fels’ and Levy’s respective employment agreements, one year of annual base salary under Ms. Fletcher’s employment agreement, and one and one-half years of annual base salary under Mr. Kotler’s employment agreement.

(2) Reflecting two years of annual bonus under each of Messrs. Kelfer’s, Fels’ and Levy’s respective employment agreements and two years of minimum annual bonus to Mr. Kotler under his employment agreement.

(3) Approximate cost to the Company of continuation of medical, disability, dental and life insurance premiums for two years for each of Mr. Kelfer, Mr. Fels and Mr. Levy, one year for Ms. Fletcher, and one and one-half years for Mr. Kotler.

(4) No entitlement for payments to Messrs. Kelfer, Fels and Levy under the 2008-2010 Earnings Participation Award Agreements would have become due, assuming that earnings for fiscal years 2009 and 2010 would be at least equal to Avatar’s fiscal year 2008 results of operations since the target gross profit for the 2008-2010 Earnings Participation Award Agreements would not be reached.

(5) Reflecting the unvested portion of 90,000 RSUs awarded on 4/15/05, which were converted into 90,000 shares of restricted stock on 12/22/08.

(6) Payable in annual installments of $250,000 for four years under the Amended and Restated Employment Agreement.

(7) Reflecting the unvested portion of 75,000 RSUs awarded on 4/15/05, which were converted into 75,000 shares of restricted stock on 12/22/08.

(8) Reflecting the unvested portion of 18,900 RSUs awarded on 1/1/07, which were converted into 18,900 shares of restricted stock on 12/22/08.

2.  APPOINTMENT OF AUDITORS

Ernst & Young LLP, independent registered public accounting firm, audited the financial statements of Avatar for the fiscal year ended December 31, 2008. Such audit services consisted of the firm’s examination of and report on the annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Subject to approval by the stockholders, the Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors of Avatar for the fiscal year ending December 31, 2009. Approval by the stockholders will require the affirmative vote of a majority of the votes present at the meeting in person or by proxy and entitled to be cast. The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies will be voted in such manner unless otherwise directed.

Fees For Services Provided by the Independent Registered Public Accounting Firm

The following table sets forth the approximate amount of fees paid, or estimated to be paid, to Ernst & Young LLP for professional services during the fiscal years ended December 31, 2008 and 2007:

	2008	2007

Audit Fees	$716,641	$916,894
Audit-related Fees	17,502	7,500
Tax Fees	134,651	10,000
All other services	2,635	0

	$871,429	$934,394

Audit fees principally relate to the audit of the annual financial statements for Avatar and its consolidated subsidiaries and review of quarterly financial statements. Audit fees for 2008 and 2007 include services related to the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002.

Audit-related services fees principally relate to audits of employee benefit plans, review of cash awards under incentive compensation plans and advisory services in connection with implementation of certain procedures to comply with the Sarbanes-Oxley Act of 2002. Tax fees, which are estimated, generally relate to review of the consolidated tax return.

The Audit Committee adopted a policy requiring preapproval of audit and non-audit services provided by the principal independent accountants. The Audit Committee approved all audit and non-audit services provided by Ernst & Young LLP during the 2008 fiscal year.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the 2010 Annual Meeting and wishes to have such proposal considered for inclusion in Avatar’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of Avatar by December 31, 2009. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals.

Avatar’s By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by Avatar not less than 60 days nor more than 90 days prior to the anniversary date of the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the By-Laws. If the chairman at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, Avatar may disregard such proposal or nomination.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2009 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then Avatar’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of Avatar, Juanita I. Kerrigan, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Avatar’s officers and directors, and any persons who own more than ten percent of Avatar’s Common Stock, to file reports of initial ownership of Avatar’s Common Stock and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Avatar with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Avatar, or written representations from certain reporting persons that no Forms 5 were required, Avatar believes that there has been compliance with all Section 16(a) filing requirements.

ACCESS TO PROXY MATERIALS AND DIRECTIONS TO ANNUAL MEETING

This Proxy Statement and the 2008 Annual Report to Stockholders are available on our website at www.avatarholdings.com. For directions to the Annual Meeting site, visit our website at www.avatarholdings.com.

ADDITIONAL INFORMATION

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying material will be paid by Avatar. In addition to the solicitation of proxies by mail, Avatar will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by Avatar. Proxies may be solicited personally, by telephone or telegraph, electronic mail or by other electronic means, by the directors and officers of Avatar without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors,

Juanita I. Kerrigan
Vice President and Secretary
Dated: April 28, 2009.

Notice of 2009 Annual Meeting and Proxy Statement

AVATAR HOLDINGS INC.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 and 2.

Please mark your votes as indicated in this example	☒

		FOR all nominees listed at left (except as marked	WITHHOLD AUTHORITY to vote for all
	Item 1 - ELECTION OF EIGHT DIRECTORS	to the contrary below).	nominees listed.	*EXCEPTIONS

Nominees:
01 P.D. Barnett	05 Joshua Nash	☐	☐	☐
02 M. Dresner	06 K.T. Rosen
03 R.W. Einiger	07 J.M. Simon
04 G.D. Kelfer	08 B.A. Stewart
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

	FOR	AGAINST	ABSTAIN

Item 2 -	APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS AUDITORS OF AVATAR HOLDINGS INC. FOR 2009. ☐	☐	☐

Item 3 -	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

	PLEASE CHECK IF YOU PLAN TO ATTEND	☐
THE ANNUAL STOCKHOLDERS MEETING

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
▲  FOLD AND DETACH HERE  ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Avatar Holdings Inc.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://www.avatarholdings.com

INTERNET
http://www.proxyvoting.com/avtr
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY
AVATAR HOLDINGS INC.
201 Alhambra Circle
Coral Gables, Florida 33134
     The undersigned hereby appoints Gerald D. Kelfer and Juanita I. Kerrigan as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Avatar Holdings Inc. held of record by the undersigned at the close of business on March 31, 2009 at the Annual Meeting of Stockholders to be held on May 28, 2009, or any adjournment or adjournments thereof.
     If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.
THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
(continued on next page)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲  FOLD AND DETACH HERE  ▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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